SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549




                           FORM 8-K


                        CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


                      September 17, 1997
               (Date of earliest event reported)


                       STOKELY USA, INC.
    (Exact name of registrant as specified in its charter)

                  Commission File No. 0-13943



     Wisconsin                                      39-0513230
    (State or other jurisdiction                       (I.R.S. Employer
     of incorporation)                                  Identification
No.)


  1230 Corporate Center Drive
     Oconomowoc, Wisconsin                             53066
(Address of principal executive offices)                        (Zip Code)





                        (414) 569-1800
     (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

     Prospective Merger

     On September 17, 1997, Stokely USA, Inc., a Wisconsin corporation (the "Registrant"), announced that it had entered into an Agreement and Plan of Reorganization (the "Agreement") with Chiquita Brands International, Inc., a New Jersey corporation ("Chiquita"), and Chiquita Acquisition Corp., a Wisconsin corporation and wholly-owned subsidiary of Chiquita ("Merger Corp."), pursuant to which Merger Corp. will merge with and into Registrant (the "Merger"), with Registrant thereafter becoming a direct, wholly-owned subsidiary of Chiquita. The Agreement provides, among other things, that as a result of the Merger, each outstanding share of common stock of the Registrant will be converted into the right to receive such fraction of a share of common stock of Chiquita as is equal to $1.00 divided by the average of the last reported sales price per share of Chiquita common stock on the New York Stock Exchange Composite Tape for the fifteen consecutive trading days ending with the last trading day prior to the Effective Date of the Merger. No fractional shares will be issued and cash, without interest, will be paid in lieu thereof. As of the Effective Date, all shares of common stock of the Registrant issued and outstanding immediately prior to the Effective Date will no longer be outstanding and will be automatically canceled, and each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of common stock of the Registrant will cease to have any rights with respect thereto, except the right upon the surrender of such certificate to receive (I) certificate(s) of common stock of Chiquita representing the number of whole shares of common stock of Chiquita into which such shares of common stock of the Registrant shall have been converted, and (ii) any cash, without interest, to be paid in lieu of any fractional share of common stock of Chiquita (subject, however, to dissenters' rights, if any).

     Prior to its execution, the Agreement was unanimously approved by the Boards of Directors of the Registrant and Chiquita. The Registrant anticipates the Merger will be consummated in January 1998. Consummation of the Merger is subject to certain conditions, including: (I) approval of the Agreement by the Registrant's shareholders; (ii) the receipt of all required regulatory and contractual approvals for the Merger; (iii) the absence of any events, circumstances or changes that have resulted in (or has a reasonable possibility of resulting in) a Material Adverse Effect to Registrant due to the breach of any representations, warranties or covenants by the Registrant or the occurrence of events after September 17, 1997, with certain exceptions; (iv) the Registrant's receipt of a fairness opinion from its financial advisor on the date of mailing of the Proxy Statement for the meeting to be held at which the Registrant's shareholders will vote on the Merger; (v) the effectuation of an exchange of common stock of Chiquita for most of the Registrant's long-term debt; (vi) the forgiveness of at least $1.0 million of accounts receivable by certain of the Registrant's suppliers; and (vii) satisfaction of certain other customary closing conditions.

     The Agreement is attached hereto as an exhibit and is incorporated herein by reference in its entirety. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

     Consistent with the Company's previous statements about the need for consolidation and structural change in the vegetable processing industry, the Company had retained Donaldson, Lufkin & Jenrette Securities Corporation to assist its Board of Directors in a review of all strategic alternatives, including a sale of the Company. Although the Company has undergone multiple restructurings over the past several years, the combination of high leverage and difficult market conditions has continued to erode the value of the Company and negatively impact its liquidity position. Over the last year, the Registrant, with the help of its financial advisor, Donaldson, Lufkin & Jenrette, has explored many strategic alternatives, including seeking to obtain substantial capital or credit assistance, realizing proceeds from the sale of significant assets and looking for a third party buyer or merger partner. In looking for a third party buyer or merger partner, Donaldson, Lufkin & Jenrette solicited offers from a number of prospective buyers. After completion of due diligence, the best offer received, and best alternative available, was from Chiquita. Throughout the negotiation process, the value to be received by Stokely shareholders fluctuated between the final value to be received under the Agreement and a significantly lower amount. It was only through the Registrant's negotiations with its debtholders and some of its major trade creditors, as well as with Chiquita, that the consideration to be paid by Chiquita to the Stokely shareholders rose to the level now contained in the Agreement. After a thorough review, the Company's Board of Directors concluded this merger, which will give Stokely shareholders a stake in a larger, more diversified food company, represents the most attractive strategic alternative available.


     Loan Covenants

     In the Company's quarterly report on Form 10-Q for the period ended June 30, 1997, the Company indicated that while it was in compliance with its debt covenants at June 30, 1997 it anticipated that it would be in violation of certain financial covenants contained in its senior notes and its Industrial Development Revenue Bonds (IDRB's) prior to the end of its quarter ended September 30, 1997. The Company is now in violation of these financial covenants due to subsequent operating losses incurred after the period ended June 30, 1997. The senior note holders and an institutional holder of $12.2 million of the IDRB's have agreed to defer all required principal payments and interest payments until the closing of the above mentioned prospective merger under the condition the closing occurs on or before January 31, 1998.

     The Company currently expects a quarterly loss for the period ended September 30, 1997 to be slightly larger than the $2.8 million loss recorded in the quarter ended June 30, 1997. The Company's implementation of its restructuring initiatives and realization of the benefits continues to be hampered by the extremely depressed market conditions that currently prevail in the canned processed vegetable markets. The Company continues to be unable to operate profitably under current market conditions. The Company anticipates continuation of the significant margin pressure that currently exists at least through the Company's third fiscal quarter. This margin pressure also reduces the Company's borrowing availability and adversely affects its liquidity.

     This report on Form 8-K includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this report on Form 8-K that address activities, events or developments that the companies expect, believe or anticipate will or may occur in the future, are forward-looking statements. These statements are based on certain assumptions and analyses made by the companies in light of their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the companies. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from the projections in the forward-looking statements.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  No financial statements are required at this time.

(b)  No pro forma financial information is required at this time.

(c)  Exhibits.

     2.1 Agreement and Plan of Reorganization, dated September 17, 1997, by and among Chiquita Brands International, Inc., Chiquita Acquisition Corp. and Stokely USA, Inc.

     99.1 Joint Press Release of the Registrant and Chiquita issued September 17, 1997

                          SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                              STOKELY USA, INC.




Date: September 19, 1997           By:
                                   Stephen W. Theobald, President
                                     and Chief Executive Officer

                      INDEX TO EXHIBITS

EXHIBIT                                          SEQUENTIAL
NUMBER                   DESCRIPTION                PAGE

 2.1           Agreement and Plan of Reorganization, dated
               September 17, 1997, by and among Chiquita
               Brands International, Inc., Chiquita
               Acquisition Corp. and Stokely USA, Inc.

99.1           Joint Press Release of the Registrant and
               Chiquita issued September 17, 1997

                          EXHIBIT 2.1



             Agreement and Plan of Reorganization,
            dated September 17, 1997, by and among
             Chiquita Brands International, Inc.,
       Chiquita Acquisition Corp. and Stokely USA, Inc.








             AGREEMENT AND PLAN OF REORGANIZATION

                             Among

              CHIQUITA BRANDS INTERNATIONAL, INC.,

                  CHIQUITA ACQUISITION  CORP.

                              and

                       STOKELY USA, INC.










                       September 17, 1997
                      TABLE OF CONTENTS
                                                          Page

ARTICLE I
MERGER OF ACQUISITION SUB. . . . . . . . . . . . . . . . .   1
     Section 1.01  Merger. . . . . . . . . . . . . . . . .   1
     Section 1.02  The Surviving Corporation . . . . . . .   2
     Section 1.03  Effect of Merger. . . . . . . . . . . .   2

ARTICLE II
STATUS AND CONVERSION OF SECURITIES. . . . . . . . . . . .   3
     Section 2.01  Conversion of Securities. . . . . . . .   3
     Section 2.02  Surrender and Payment.. . . . . . . . .   3
     Section 2.03  Treatment of Stock Options. . . . . . .   5
     Section 2.04  Treatment of Warrants.. . . . . . . . .   5
     Section 2.05  Adjustment of Merger Consideration. . .   5
     Section 2.06  Certain Definitions . . . . . . . . . .   5
     Section 2.07  Stokely's Disclosure Schedule . . . . .   6
     Section 2.08  Registration Statement; Proxy
          Statement. . . . . . . . . . . . . . . . . . . .   7
     Section 2.09  Dissenters' Rights. . . . . . . . . . .   7

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF STOKELY. . . . . . . . .   8
     Section 3.01  Organization and Qualification. . . . .   8
     Section 3.02  Capitalization. . . . . . . . . . . . .   9
     Section 3.03  Authority and Validity of Agreement . .   9
     Section 3.04  Consents and Approvals.   . . . . . . .  10
     Section 3.05  Securities Reports;  Financial
          Statements . . . . . . . . . . . . . . . . . . .  11
     Section 3.06  Real Property; Leases . . . . . . . . .  11
     Section 3.07  Personal Property . . . . . . . . . . .  13
     Section 3.08  Receivables . . . . . . . . . . . . . .  13
     Section 3.09  Inventory . . . . . . . . . . . . . . .  13
     Section 3.10  Intellectual Property . . . . . . . . .  13
     Section 3.11  Insurance . . . . . . . . . . . . . . .  14
     Section 3.12  Compliance with Laws; Governmental
          Authorizations . . . . . . . . . . . . . . . . .  14
     Section 3.13  Material Contracts and Other
          Descriptions and Lists.. . . . . . . . . . . . .  15
     Section 3.14  Absence of Litigation . . . . . . . . .  17
     Section 3.15  Environmental Matters . . . . . . . . .  18
     Section 3.16  Taxes . . . . . . . . . . . . . . . . .  19
     Section 3.17  Labor Contracts . . . . . . . . . . . .  21
     Section 3.18  Employee Benefit Plans. . . . . . . . .  21
     Section 3.19  Absence of Certain Changes or Events. .  23
     Section 3.20  Customers and Suppliers . . . . . . . .  23
     Section 3.21  Brokerage . . . . . . . . . . . . . . .  24
     Section 3.22  Representations and Warranties True and
          Correct. . . . . . . . . . . . . . . . . . . . .  24
     Section 3.23  Information Supplied. . . . . . . . . .  24
     Section 3.24  Debts to Employees for Services . . . .  24
     Section 3.25  Leases, Permits, Etc. . . . . . . . . .  24

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF
ACQUIROR AND ACQUISITION SUB . . . . . . . . . . . . . . .  25
     Section 4.01  Organization. . . . . . . . . . . . . .  25
     Section 4.02  Capitalization. . . . . . . . . . . . .  25
     Section 4.03  Authority and Validity of Agreement . .  26
     Section 4.04  Securities Reports; Financial
          Statements.. . . . . . . . . . . . . . . . . . .  27
     Section 4.05  Absence of Certain Changes or Events. .  27
     Section 4.06  Ownership of Stokely's Common Stock . .  27
     Section 4.07  Disclosure. . . . . . . . . . . . . . .  28
     Section 4.08  Information Supplied. . . . . . . . . .  28

ARTICLE V
COVENANTS AND AGREEMENTS . . . . . . . . . . . . . . . . .  28
     Section 5.01.  Access and Information Regarding
          Stokely. . . . . . . . . . . . . . . . . . . . .  28
     Section 5.02  Access and Information Regarding
          Acquiror.. . . . . . . . . . . . . . . . . . . .  29
     Section 5.03  Operation of Stokely's Business . . . .  29
     Section 5.04  Preservation of Business. . . . . . . .  31
     Section 5.05  Insurance and Maintenance of Property .  31
     Section 5.06  Compliance with Laws. . . . . . . . . .  31
     Section 5.07  Update Stokely Disclosure Schedule. . .  31
     Section 5.08  Acquiror Negative Covenants.. . . . . .  31
     Section 5.09  Stokely Shareholder Approval;
                    Proxy/Registration Statement.. . . . .  32
     Section 5.10  Indemnification and Insurance . . . . .  32
     Section 5.11  No Solicitation . . . . . . . . . . . .  35
     Section 5.12  Requisite Regulatory Approvals. . . . .  35
     Section 5.13  Consultation and Notice of Actions and
          Proceedings. . . . . . . . . . . . . . . . . . .  36
     Section 5.14  Reasonable Best Efforts . . . . . . . .  36
     Section 5.15  Public Announcements. . . . . . . . . .  36
     Section 5.16  Subsequent SEC Filings. . . . . . . . .  36
     Section 5.17  Further Assurances. . . . . . . . . . .  36
     Section 5.18  Stokely Employment-Related Agreements .  37
     Section 5.19  Stokely Benefit Plans . . . . . . . . .  38
     Section 5.20  Merger as Change in Control.. . . . . .  39
     Section 5.21  Severance Arrangements. . . . . . . . .  39
     Section 5.22  Contribution of Cash by Acquiror;
                    Payment to Congress Financial Corporation
(Central). . . . . . . . . . . . . . . . . . . . . . . . .  39
     Section 5.23  Debt Exchange . . . . . . . . . . . . .  40
     Section 5.24  Stock Exchange Listing. . . . . . . . .  40

ARTICLE VI
CONDITIONS OF THE ACQUIROR'S AND
THE ACQUISITION SUB'S OBLIGATION TO CLOSE. . . . . . . . .  40
     Section 6.01  Compliance by Stokely . . . . . . . . .  40
     Section 6.02  Consents Under Agreements . . . . . . .  40
     Section 6.03  Proceedings and Instruments
          Satisfactory . . . . . . . . . . . . . . . . . .  41
     Section 6.04  Opinion of Counsel. . . . . . . . . . .  41
     Section 6.05  Absence of Certain Changes or Events. .  41
     Section 6.06  Cancellation of Stock Options . . . . .  41
     Section 6.07  Cancellation of Warrants. . . . . . . .  41
     Section 6.08  Directors' Phantom Stock Plan . . . . .  42
     Section 6.09  Treatment of Indebtedness.. . . . . . .  42
     Section 6.10  Treatment of Certain Supplier
          Indebtedness . . . . . . . . . . . . . . . . . .  42
     Section 6.11  Dissenters' Rights. . . . . . . . . . .  42
     Section 6.12  Updates and Amendments to
                    Stokely Disclosure Schedule. . . . . .  42

ARTICLE VII
CONDITIONS TO STOKELY'S OBLIGATION TO CLOSE. . . . . . . .  43
     Section 7.01  Compliance by the Acquiror and the
          Acquisition Sub. . . . . . . . . . . . . . . . .  43
     Section 7.02  Delivery of Merger Consideration. . . .  43
     Section 7.03  Fairness Opinion. . . . . . . . . . . .  43
     Section 7.04  Opinion of Counsel for the Acquiror
                    and the Acquisition Sub. . . . . . . .  43

ARTICLE VIII
CONDITIONS TO THE RESPECTIVE OBLIGATIONS OF
THE ACQUIROR, THE ACQUISITION SUB AND STOKELY TO CLOSE . .  44
     Section 8.01  Approval by Affirmative Vote of
          Shareholders.. . . . . . . . . . . . . . . . . .  44
     Section 8.02  Requisite Regulatory Approvals. . . . .  44
     Section 8.03  Matters Relating to the Registration
          Statement. . . . . . . . . . . . . . . . . . . .  44

ARTICLE IX
TERMINATION. . . . . . . . . . . . . . . . . . . . . . . .  44
     Section 9.01  Reasons for Termination . . . . . . . .  44
     Section 9.02  Effect of Termination . . . . . . . . .  45
     Section 9.03  Fee.. . . . . . . . . . . . . . . . . .  45
     Section 9.04  Amendment.. . . . . . . . . . . . . . .  46
     Section 9.05  Extension; Waiver . . . . . . . . . . .  46

ARTICLE X
MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . .  47
     Section 10.01  Notices. . . . . . . . . . . . . . . .  47
     Section 10.02  Assignment . . . . . . . . . . . . . .  48
     Section 10.03  Articles and Other Headings. . . . . .  48
     Section 10.04  Entire Agreement . . . . . . . . . . .  48
     Section 10.05  Governing Law. . . . . . . . . . . . .  48
     Section 10.06  Counterparts . . . . . . . . . . . . .  48
     Section 10.07  Closing. . . . . . . . . . . . . . . .  48
     Section 10.08  Articles of Merger . . . . . . . . . .  49
     Section 10.09  Further Acts . . . . . . . . . . . . .  49
     Section 10.10  Expenses . . . . . . . . . . . . . . .  49
     Section 10.11  Attorney's Fees. . . . . . . . . . . .  49
     Section 10.12  Nonsurvival of Representations and
          Warranties; Survival of Certain Agreements.. . .  49
     Section 10.13  Parties in Interest. . . . . . . . . .  50
     Section 10.14  Severability . . . . . . . . . . . . .  50
     Section 10.15  Enforcement of Agreement.. . . . . . .  50


EXHIBITS:

     Exhibit A:  Agreement and Plan of Merger. . . . . . . A-1
     Exhibit B:  Form of Legal Opinion of Michael Best &
Friedrich LLP. . . . . . . . . . . . . . . . . . . . . . . B-1
     Exhibit C: Form of Legal Opinion of Acquiror's CounselC-1 Exhibit D: Designation, Rights and Preferences of
Preferred Stock. . . . . . . . . . . . . . . . . . . . . . D-1
     Exhibit E:  Debt-Holder Letter Agreement. . . . . . . E-1
AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is dated as of the 17th day of September, 1997, by and among Chiquita Brands International, Inc., a New Jersey corporation
("Acquiror"), Chiquita Acquisition Corp., a Wisconsin corporation ("Acquisition Sub") and Stokely USA, Inc., a
Wisconsin corporation ("Stokely").

                     W I T N E S S E T H:

     WHEREAS, the Boards of Directors of Acquiror, Acquisition Sub and Stokely deem it advisable, for the mutual benefit of Acquiror, Acquisition Sub and Stokely and fair and in the best interests of their respective shareholders, that Acquisition Sub, a wholly-owned subsidiary of Acquiror, be merged with and into Stokely (the "Merger"), in accordance with the terms of the Wisconsin Business Corporation Law (the "WBCL") and the terms and conditions of this Agreement and an Agreement and Plan of Merger to be entered into among Acquiror, Acquisition Sub and Stokely in substantially the form of Exhibit A to this Agreement (the "Plan of Merger");

     WHEREAS, the respective Boards of Directors of Acquiror, Acquisition Sub and Stokely have each approved the Merger, upon the terms and subject to the conditions set forth herein, and adopted this Agreement;

     WHEREAS, Acquiror, Acquisition Sub and Stokely desire to make certain representations, warranties, covenants and agreements in connection with such Merger and also to prescribe various conditions to such Merger;

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and subject to the terms and conditions set forth herein, the parties hereto agree as follows:


                           ARTICLE I
        MERGER OF ACQUISITION SUB WITH AND INTO STOKELY

     Section 1.01 Merger. Acquisition Sub shall be merged with and into Stokely in accordance with applicable provisions of the WBCL and on the terms and subject to the conditions contained in this Agreement and the Plan of Merger. Simultaneously with the effectiveness of the Merger, (a) the separate existence of Acquisition Sub shall cease, and (b) Stokely, as the surviving corporation (the "Surviving Corporation"), shall continue to exist under and be governed by the WBCL. Upon the effectiveness of the Merger, the articles of incorporation and bylaws of Acquisition Sub as in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the Surviving Corporation immediately after the Merger, until thereafter changed or amended as provided therein or as provided by the WBCL. Upon the effectiveness of the Merger, the directors and officers of the Surviving Corporation shall be as set forth in the Plan of Merger. The Merger shall be consummated effective at the date and time specified in Section
10.07 of this Agreement (the "Effective Date" and "Effective Time," respectively).
     Section 1.02 The Surviving Corporation. After the Effective Time, the name of the Surviving Corporation shall be "Stokely USA, Inc." The Surviving Corporation shall continue its existence under the laws of the State of Wisconsin as a wholly-owned subsidiary of Acquiror.

     Section 1.03 Effect of Merger. Upon the Merger becoming effective:

          (a) The separate existence of Acquisition Sub shall cease and be merged into the Surviving Corporation, which shall possess all of the rights, privileges, immunities, powers and franchises of a public as well as of a private nature, and shall be subject to all of the restrictions, disabilities and duties of each of Stokely and Acquisition Sub; and all singular rights, privileges, immunities, powers and franchises of each of Stokely and Acquisition Sub, and all property, real, personal and mixed, and all debts due to either Stokely or Acquisition Sub in whatever amount, including subscriptions to shares, and all other things in action or belonging to each of Stokely and Acquisition Sub shall be vested in the Surviving Corporation; and all property, rights, privileges, immunities, powers and franchises, and all and every interest, shall be thereafter as effectually the property of the Surviving Corporation as they were of Stokely and Acquisition Sub and the title to any real estate, or interest therein, vested by deed or otherwise, in either of Stokely or Acquisition Sub shall not revert or be in any way impaired by reason of the Merger.

          (b) All rights of creditors and all liens upon any property of Stokely or Acquisition Sub shall be preserved unimpaired and all debts, liabilities and duties of Stokely or Acquisition Sub shall thenceforth attach to the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

          (c) Any action or proceeding, whether civil, criminal or administrative, instituted, pending or threatened by or against either Stokely or Acquisition Sub or relating to their assets, liabilities or shares of common stock shall be prosecuted as if the Merger had not taken place, and the Surviving Corporation may be substituted as a party in such action or proceeding in place of Stokely or Acquisition Sub.
                         ARTICLE II
             STATUS AND CONVERSION OF SECURITIES

     Section 2.01 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror, Acquisition Sub, Stokely or the holder of any of the following securities, the shares of Acquisition Sub and Stokely shall be converted as follows:

          (a)  Each of the shares of common stock of
               Acquisition Sub, $0.01 par value per share
               ("Acquisition Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation; and

          (b) Each share of the common stock, $0.05 par value per share ("Stokely Common Stock"), of Stokely issued and outstanding immediately prior to the Effective Time (other than any shares held by Stokely or any of its wholly-owned subsidiaries, which shall be canceled, and other than Dissenting Shares, if any, as defined in Section 2.09) shall cease to be outstanding and shall be converted into and become the right to receive such fraction of a share of Common Stock of Acquiror, $.33 par value per share ("Acquiror Stock"), as is equal to $1.00 divided by the average of the last reported sales price per share of Acquiror Stock on the New York Stock Exchange Composite Tape for the fifteen consecutive trading days ending with the last trading day prior to the Effective Time, subject to the provisions of Section 2.02 (c) with regard to the nonissuance of fractional shares (the "Merger Consideration").

          (c) The Merger Consideration shall be distributed as soon as possible after the Effective Time pursuant to the procedure set forth in Section
               2.02.

     Section 2.02  Surrender and Payment.

          (a) As of the Effective Time, Acquiror shall deposit, or shall cause to be deposited with a bank or trust company designated by Acquiror and satisfactory to Stokely (the "Exchange Agent"), for the benefit of the holders of Stokely Common Stock for exchange in accordance with this
               Article II, the amount of cash payable in the Merger (for fractional shares) and certificates representing the shares of Acquiror Stock payable and issuable in exchange for outstanding shares of Stokely Common Stock.

          (b) Within three business days after the Effective Time, Acquiror shall cause the Exchange Agent to request (in the form of a letter of transmittal and instructions for effecting the surrender) each registered holder of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Stokely Common Stock (the "Certificates") to surrender such Certificates for exchange. Upon such surrender, Acquiror shall cause the Exchange Agent to promptly issue to the holder of such Certificates the number of whole shares of Acquiror Stock which such holder is entitled to receive pursuant to Section 2.01, and cash in payment of any fractional shares, and the Certificates so surrendered shall be canceled. Until so surrendered, such Certificates shall represent solely the right to receive the applicable number of shares of Acquiror Stock with respect to the number of shares of Stokely Common Stock evidenced thereby. No dividends or other distributions declared or made after the Effective Time with respect to shares of Acquiror Stock with a record date after the Effective Time shall be paid to the holder of an unsurrendered Certificate with respect to the shares of Acquiror Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to
               Section 2.02(c) hereof until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the registered holder of the certificates representing whole shares of Acquiror Stock issued in exchange therefore, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Acquiror Stock to which such holder is entitled pursuant to
               Section 2.02 (c) hereof and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Acquiror Stock, as the case may be.
               If any cash or certificate evidencing shares of Acquiror Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to Acquiror any transfer or other taxes required by reason of the issuance of certificates for such shares of Acquiror Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Acquiror that such tax has been paid or is not applicable.
          (c) Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of Acquiror Stock shall be issued upon the surrender for exchange of Certificates. Any holder of Stokely Common Stock who would otherwise have been entitled to a fractional share of Acquiror Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the average of the last reported sales price per share of Acquiror Stock on the New York Stock Exchange Composite Tape for the fifteen consecutive trading days ending with the last trading day prior to the Effective Time, without any interest thereon. Any such holder shall not be entitled to vote or to any other rights of a holder of Acquiror Stock in respect of such fractional share.

     Section 2.03 Treatment of Stock Options. Stokely shall use its best efforts to ensure that, at the Effective Date, all options to purchase Stokely Common Stock that are outstanding on the Effective Date or that are granted under any Employment-Related Agreements or any Stokely Benefit Plan (each, a "Stokely Stock Option"), shall be canceled and of no force or effect on the Effective Date, including any Stokely Stock Options whose vesting is accelerated due to a change of control.

     Section 2.04 Treatment of Warrants. Stokely shall use its best efforts to ensure that, at the Effective Date, all warrants to purchase Stokely Common Stock that are outstanding on the Effective Date or that are granted under any Employment-Related Agreements or in any Stokely Benefit Plan (each, a "Stokely Warrant"), shall be canceled and of no force or effect on the Effective Date.

     Section 2.05 Adjustment of Merger Consideration. If, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Stokely Common Stock shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Merger Consideration shall be appropriately adjusted.

     Section 2.06  Certain Definitions.

          (a) As used in this Agreement, the term "Material Adverse Effect" means, with respect to the Acquiror or Stokely, as the case may be, any effect that (a) is, or is reasonably likely to result in an effect that would be, material and adverse to the business, assets, liabilities, results of operations or financial condition of Stokely and the Stokely Subsidiaries taken as a whole or the Acquiror, the Acquisition Sub and the other consolidated subsidiaries of the Acquiror taken as a whole, or (b) materially impairs the ability of the Acquiror or Stokely to consummate the transactions contemplated hereby; provided, however, that a Material Adverse Effect as it relates to Stokely and the Stokely Subsidiaries shall not be deemed to include the impact of (i) actions contemplated by this Agreement, (ii) expenses incurred in connection with the transactions contemplated hereby, (iii) any changes in Law (as hereinafter defined), generally accepted accounting principles or economic or other changes, in each case which affect the vegetable processing industry generally; or (iv) the violation of any covenants or agreements set forth in any Stokely indebtedness documents.

          (b) "To Stokely's knowledge" or "to Acquiror's knowledge" or words of similar import mean the actual knowledge of any executive officer or director of Stokely or any Stokely Subsidiary, in the case of Stokely's knowledge, or of the Acquiror, in the case of Acquiror's knowledge, in each case after making due inquiry.

          (c) Any references in this Agreement to generally accepted accounting principles means United
               States generally accepted accounting principles.

     Section 2.07  Stokely's Disclosure Schedule.
Contemporaneously with the execution and delivery of this Agreement, Stokely is delivering to Acquiror the Stokely Disclosure Schedule, which is accompanied by a certificate signed by the Chief Executive Officer and Secretary of Stokely stating that the Stokely Disclosure Schedule is being delivered pursuant to this Agreement and is the Stokely Disclosure Schedule referred to in this Agreement. The Stokely Disclosure
Schedule is deemed to constitute an integral part of this Agreement and to modify the representations, warranties, covenants or agreements of Stokely contained in this Agreement to the extent that such representations, warranties, covenants or agreements expressly refer to the Stokely Disclosure Schedule. All capitalized terms used in the Stokely Disclosure Schedule shall have the definitions specified in this Agreement. All descriptions or listings of documents contained in the Stokely Disclosure Schedule are qualified in their entirety by reference to the documents so described, to the extent that true copies of such documents heretofore have been delivered by Stokely to Acquiror. Except as expressly stated to the contrary in the Stokely Disclosure Schedule, disclosure of a matter or document in the Stokely Disclosure Schedule shall not be deemed to be an acknowledgment that such matter is material or outside the ordinary course of business of Stokely. Disclosure of any matter or event in any of the schedules included in the Stokely Disclosure Schedule shall be deemed disclosure for purposes of other schedules included therein without the need of specific cross reference or duplication where it is reasonably evident that disclosure in the initial schedule makes the disclosure called for in the other schedule or schedules.
     Section 2.08 Registration Statement; Proxy Statement. The parties shall, as promptly as practicable, prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 (the "Registration Statement") and proxy and information statement (the "Proxy Statement") (the Proxy Statement and the Registration Statement being, collectively, the "Proxy/Registration Statement") in connection with (a) the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Acquiror Stock issuable in connection with the Merger and (b) the meeting of the shareholders of Stokely described in Section 5.09. Each of Acquiror and Stokely shall use its best efforts to have or cause the Proxy/Registration Statement declared effective and cleared as promptly as practicable, shall take any and all other action required to be taken under federal or state securities laws in connection therewith, and shall use its best efforts to cause the Proxy/Registration Statement to be mailed to the Stokely shareholders at the earliest practicable date. Acquiror shall comply fully with the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended ("Exchange Act") and the rules and regulations of the SEC under such acts applicable to the offering and sale of Acquiror Stock in connection with the Merger. Acquiror also shall take all action required to be taken under any applicable state blue sky or securities laws in connection with the offering and sale of Acquiror Stock in connection with the Merger.

     Section 2.09  Dissenters' Rights.

     "Dissenting Shares" means any shares held by any holder who becomes entitled to payment of the fair value of such shares under the WBCL. Notwithstanding any provision of this Agreement to the contrary, if required by the WBCL but only to the extent required thereby, shares of Stokely Common Stock which are issued and outstanding immediately prior to the Effective Date and which are held by holders of such shares of Stokely Common Stock who have properly exercised dissenters' rights with respect thereto in accordance with the WBCL will not be exchangeable for the right to receive the Merger Consideration, and holders of such Dissenting Shares will be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the WBCL unless and until such holders fail to perfect or effectively withdraw or lose their rights to direct and receive payment of fair value under the WBCL. If, after the Effective Date, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Shares will thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Date, the right to receive the Merger Consideration, without any interest thereon. Notwithstanding anything to the contrary contained in this
Section 2.09, if the Merger is rescinded, abandoned or not effectuated, then the right of any shareholder to be paid the fair value of such shareholders' Dissenting Shares pursuant to the WBCL shall cease. Stokely shall give Acquiror prompt notice of any demands and withdrawals of such demands received by Stokely relating to the exercise of, or of Stokely's learning of the intent to exercise, dissenters' rights. Stokely shall not, without the prior consent of Acquiror, make any payment with respect to any demands for payment of fair value or offer to settle or settle any such demands.
                         ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF STOKELY

     Except as set forth in the disclosure schedule delivered by Stokely to the Acquiror and Acquisition Sub contemporaneously with the execution of this Agreement (the "Stokely Disclosure
Schedule"), Stokely hereby represents and warrants to the Acquiror and Acquisition Sub that:

     Section 3.01  Organization and Qualification; Subsidiaries.


          (a) Stokely is a corporation duly incorporated, validly existing and in active status under the laws of the State of Wisconsin. Each subsidiary of Stokely ("Stokely Subsidiary" or, collectively, "Stokely Subsidiaries") is a corporation duly incorporated, validly existing and in good standing (or the equivalent thereof) under the laws of the jurisdiction of its incorporation. Each of Stokely and the Stokely Subsidiaries have the requisite corporate power and authority to carry on its business as it is now conducted and to own, lease and operate its assets, properties and business.

          (b) Stokely and each Stokely Subsidiary is duly qualified or licensed as a foreign corporation to conduct business in each jurisdiction where the character of the properties it owns, leases or operates or the nature of the activities it conducts make such qualification or licensing necessary, except where such failures to be so duly qualified or licensed would not, either individually or in the aggregate, have a Material Adverse Effect on Stokely and the Stokely Subsidiaries.

          (c) A true and complete list of all of the Stokely Subsidiaries, together with (I) Stokely's percentage of ownership of each Stokely Subsidiary (including the number of authorized shares, the par value of the authorized shares, and the number of shares issued and outstanding of each Stokely Subsidiary), and (ii) the laws under which the Stokely Subsidiary is incorporated is set forth on Schedule 3.01. Except as set forth on Schedule 3.01, Stokely owns beneficially and of record all of the outstanding shares of capital stock of each of the Stokely Subsidiaries, free of any liens, claims or encumbrances. Except for the subsidiaries set forth on Schedule 3.01, Stokely does not own any equity or similar interests in, or any interests convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.
          (d) Stokely has heretofore furnished to the Acquiror a complete and correct copy of the Articles of Incorporation and Bylaws, as amended or restated, of Stokely ("Stokely Articles" and "Stokely Bylaws") and each Stokely Subsidiary. Such Articles of Incorporation and Bylaws of Stokely and each Stokely Subsidiary are in full force and effect.

     Section 3.02 Capitalization. The authorized capital stock of Stokely consists of 20,000,000 shares of Common Stock having a par value of $0.05 per share and 1,000,000 shares of preferred stock having a par value of $0.10 per share ("Preferred Stock"). As of the date of this Agreement, (I) 11,390,871 shares of Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, except as otherwise provided by Section 180.0622(2)(b) of the WBCL (such section, including judicial interpretations thereof and of Section 180.40(6), its predecessor statute, are referred to herein as "Section 180.0622(2)(b) of the WBCL"), and (ii) 44,324 shares of Common Stock are held in the treasury of Stokely. As of the date of this Agreement, no shares of Preferred Stock are issued and outstanding. The shares of capital stock of each Stokely Subsidiary are duly authorized, validly issued, fully paid and nonassessable, except with respect to those Subsidiaries incorporated under the laws of Wisconsin which are subject to potential assessment as provided in Section 180.0622(2)(b) of the WBCL. Except as set forth on Schedule 3.02, as of the date of this Agreement, neither Stokely nor any Stokely Subsidiary has granted any options, warrants or other rights, agreements, arrangements or commitments of any character, including without limitation, voting agreements or arrangements, relating to the issued or unissued capital stock of Stokely or any Stokely Subsidiary or obligating Stokely or any Stokely Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Stokely or any Stokely Subsidiary. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable, except as otherwise provided in Section 180.0622(2)(b) of the WBCL. Except as described on Schedule 3.02, there are no obligations, contingent or otherwise, of Stokely or any Stokely Subsidiary to repurchase, redeem or otherwise acquire any shares of Common Stock or the capital stock of any Stokely Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Stokely Subsidiary or any other entity. Each of the outstanding shares of capital stock of each Stokely Subsidiary is duly authorized, validly issued, fully paid and nonassessable, except, where applicable, as provided in Section 180.0622(2)(b) of the WBCL.

     Section 3.03 Authority and Validity of Agreement. Stokely has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement by Stokely have been duly authorized by all requisite corporate action, including without limitation, approval by Stokely's Board of Directors, subject to obtaining the approval of the holders of not less than two-thirds of the outstanding shares of Common Stock with respect to the Merger. Subject to such approval of the Merger by the shareholders of Stokely and obtaining the necessary consents and approvals noted on Schedule 3.04, this Agreement will constitute a valid and binding obligation of Stokely, enforceable in accordance with its terms, except as such terms may be affected by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     Section 3.04  Consents and Approvals.

          (a) Except as set forth on Schedule 3.04, the execution and delivery of this Agreement by Stokely does not, and the performance of this Agreement and the transactions contemplated hereby by Stokely will not, (i) conflict with or violate the Stokely Articles or the Stokely Bylaws or the Articles of Incorporation or Bylaws of any Stokely Subsidiary, (ii) conflict with or violate any domestic (federal, state or local) or foreign law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to Stokely or any Stokely Subsidiary or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any put rights with respect to, or any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Stokely or any Stokely Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stokely or any Stokely Subsidiary is a party or by which Stokely or any Stokely Subsidiary or its or any of their respective properties is bound or affected, except in the case of clauses (ii) and
               (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on Stokely and the Stokely Subsidiaries.

          (b) The execution and delivery of this Agreement by Stokely does not, and the performance of this Agreement by Stokely shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or with or from any third party, except for (i) the filing of applications, notices or other documents necessary to obtain, and the receipt of, approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) applicable filing requirements, if any, under the Securities Act, state securities or "blue sky" laws and the rules and regulations of NASDAQ, (iii) the approval of this Agreement by the holders of not less than two-thirds of the outstanding shares of Common Stock with respect to the Merger, (iv) the filing and recordation of appropriate merger or other documents as required by the WBCL, and
               (v) such additional consents, filings,
               authorizations or approvals as may be set forth on Schedule 3.04.

     Section 3.05  Securities Reports;  Financial Statements.

          (a) Stokely has filed all material required to be filed by Sections 13 and 14 of the Exchange Act since March 31, 1995 and has delivered to the Acquiror (I) its Annual Reports on Form 10-K for the fiscal years ended March 31, 1995, 1996 and 1997, (ii) all proxy statements relating to Stokely's meetings of shareholders (whether annual or special) held since March 31, 1995,
               (iii) all Reports on Form 8-K filed by Stokely since March 31, 1995, and (iv) all other reports or registration statements filed by Stokely with the Securities and Exchange Commission ("SEC"), since March 31, 1995 (collectively, the "Stokely SEC Reports"). The Stokely SEC Reports (I) were prepared in all material respects in accordance with the requirements of applicable Laws, and
               (ii) did not at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Stokely SEC Reports ("Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Stokely and the Stokely Subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary for a fair statement of the results of the interim period shown have been made.

     Section 3.06  Real Property; Leases.

          (a) Good Title; Condition. Schedule 3.06 sets forth a true and correct legal description of all real properties owned by Stokely or any Stokely Subsidiary (the "Owned Real Estate") and an accurate summary description of all real properties leased or rented by Stokely or any Stokely Subsidiary (the "Leased Real Estate"). Stokely or a Stokely Subsidiary, as applicable, in accordance with the information provided on
               Schedule 3.06, has good and marketable title to all Owned Real Estate (including buildings, structures and fixtures thereon or attached thereto), and has good and marketable leasehold title to all Leased Real Estate (including buildings, structures and fixtures thereon or affixed thereto), in each case free and clear of all mortgages, liens, security interests, charges, encumbrances and/or equities of any kind, except as set forth on Schedule 3.06 and except for liens for taxes not yet due and payable and such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which individually or in the aggregate, would not have a Material Adverse Effect on Stokely and the Stokely Subsidiaries. The use and operation of the Owned Real Estate and Leased Real Estate conform in all material respects to all applicable building, zoning, safety, and other laws, statutes, ordinances, rules, regulations, codes, licenses, permits, and all other restrictions and conditions. Except as set forth on Schedule 3.06, there currently is no permitted nonconforming use of any of the Owned Real Estate or Leased Real Estate. Except as set forth on Schedule 3.06, no portion of any of the Owned Real Estate or Leased Real Estate is located in a flood plain, flood hazard area or designated wetlands area. Stokely has not received any written or oral notice of, nor does Stokely know of any, assessments for public improvements against the Owned Real Estate or Leased Real Estate or any written or oral notice or order by any governmental, regulatory or administrative authority that: (I) relates to violations of building, safety or fire ordinances or regulations; or (ii) claims any defect or deficiency with respect to any of such properties; or (iii) requests the performance of any repairs, alterations or other work to or in any of such properties. There is no condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of the Owned Real Estate or Leased Real Estate pending or, to the knowledge of Stokely, threatened. Those public utilities (including water, gas, electric, storm and sanitary sewage, and telephone utilities) required to operate the facilities of Stokely and any Stokely Subsidiary are available to such facilities.

          (b) Leased Real Estate. Each parcel of the Leased Real Estate is the subject of a written lease agreement. All such leases are valid and binding agreements, enforceable in accordance with their respective terms, and are in full force and effect. Stokely or, as applicable, the Stokely Subsidiary that is party to such lease, has performed all material obligations required to be performed by it to date under each such lease and there are not any existing material defaults or events of default under such leases.

     Section 3.07  Personal Property.  Except as set forth on
Schedule 3.07, and except for such personal property as has been disposed of in the ordinary course of Stokely's or a Stokely Subsidiary's business, as applicable, since March 31, 1997, Stokely and the Stokely Subsidiaries own good and marketable title, free and clear of any liens, claims or encumbrances, to all property which they together or individually purport to own, except such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on Stokely and the Stokely Subsidiaries.

     Section 3.08 Receivables. All of the accounts receivable of Stokely and the Stokely Subsidiaries reflected on Stokely's audited consolidated balance sheet for the fiscal year ended March 31, 1997, and all other accounts receivable arising from and after such date through the Effective Date (collectively, the "Receivables") arose and will arise solely from bona fide transactions in the ordinary course of business. All of the Receivables are and as of the Effective Time will be good and collectible (less a $1,200,000 allowance for doubtful accounts receivable).

     Section 3.09 Inventory. The inventory of Stokely and the Stokely Subsidiaries consists solely of raw materials, supplies, work-in-process and finished goods and has been valued at the lower of cost or market. The values at which inventory is reflected on the Financial Statements have been determined pursuant to the average cost method in accordance with generally accepted accounting principles consistently applied for all periods, with appropriate write downs for slow-moving, obsolete and damaged merchandise. Except as set forth on Schedule 3.09, no inventory has been consigned to others, nor is any inventory consigned to Stokely or any Stokely Subsidiary.

     Section 3.10 Intellectual Property. Schedule 3.10 lists (or, in the case of trade secrets and secret processes, generally describes) all of the (a) patents and patent applications, (b) trademarks, trade names and applications therefor and service marks and applications therefor, (c) copyrights and copyright registrations, and (d) trade secrets and secret processes used, employed or intended to be used or employed by Stokely or any Stokely Subsidiary (hereinafter referred to as the "Intellectual Property"). Stokely or a Stokely Subsidiary, as indicated on Schedule 3.10, owns (or has valid and enforceable rights to use) all of the Intellectual Property listed on Schedule 3.10. The Intellectual Property constitutes all of the intellectual property required for or incident to the production or marketing of all products presently produced, marketed or being developed by Stokely or any Stokely Subsidiary. Schedule 3.10 lists for each item of Intellectual Property owned by Stokely or any Stokely Subsidiary and which is registered with any foreign, federal or state agency or office, the registration number thereof, the date of registration and the agency or office where so registered. Except as indicated on Schedule 3.10, the registrations set forth on Schedule 3.10 are in full force and effect. Except as otherwise described on Schedule 3.10, Stokely, or a Stokely Subsidiary, is the sole owner of all right, title and interest in Intellectual Property which it purports to own free and clear of any liens, claims, shop rights, licenses or other encumbrances and, with respect to Intellectual Property licensed by Stokely, or a Stokely Subsidiary, Stokely or such Stokely Subsidiary has valid, binding and enforceable rights to use such Intellectual Property. Stokely has provided to Acquiror complete and correct copies of all licenses or other agreements pursuant to which Stokely or any Stokely Subsidiary has the right to utilize Intellectual Property not owned by it. All such licenses or other agreements are valid and binding, are enforceable in accordance with their respective terms, and are in full force and effect. Stokely or the Stokely Subsidiary which is a party thereto has performed all material obligations required to be performed by it to date under each such license or other agreement, and there are not any existing defaults or circumstances which, with the passage of time, might constitute a material default under such licenses or other agreements. No claim, suit or action is pending or, to Stokely's knowledge, threatened alleging that Stokely or any Stokely Subsidiary is infringing upon the intellectual property rights of others, or challenging the rights of Stokely or any Stokely Subsidiary in any respect in or to any of the Intellectual Property or any license thereof. The practice or use by Stokely or a Stokely Subsidiary, as applicable, of any of the Intellectual Property or any process utilized or any product produced or sold by it does not infringe, nor to Stokely's knowledge is infringed by, any patent, trademark, trade name, trade secret, know how or copyright owned or used by another, nor is it subject to any outstanding order, decree, judgment or stipulation.

     Section 3.11 Insurance. Schedule 3.11 lists and contains a description of any and all insurance policies, past and present, owned or held by Stokely or any Stokely Subsidiary that may represent an asset and/or liability to Stokely or any Stokely Subsidiary in the event of a claim, audit or adjustment (including without limitation, policies for fire and casualty, liability, worker's compensation, business interruption, umbrella coverage, products liability, medical, disability and other forms of insurance) specifying the insurer, amount of coverage, type of insurance, deductible limits, policy number, contract term, exceptions to coverage, an indication of which policies are subject to retroactive payments, and any pending claim in excess of $50,000, whether or not covered by insurance (the "Insurance"). The Insurance is in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received by Stokely or any Stokely Subsidiary with respect to any such policy.

     Section 3.12 Compliance with Laws; Governmental Authorizations. Stokely and each Stokely Subsidiary possess all governmental, regulatory and administrative licenses, permits, approvals and other authorizations as are necessary to the conduct of its business or operations in any state or jurisdiction and, except for the required filings and authorizations noted in Section 3.04, for the consummation of the transactions contemplated hereby. Stokely and each Stokely Subsidiary is, and at all times in the past has been, in compliance with all Laws and the terms and conditions of all such licenses, permits, approvals and authorizations, except for any conflicts or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Stokely and the Stokely Subsidiaries.
     Section 3.13 Material Contracts and Other Descriptions and Lists. Schedule 3.13 identifies and briefly describes the following:

          (a) Leases. All leases of personal property to which Stokely or any Stokely Subsidiary is a party which in each case involve payments in excess of $10,000 on an annual basis;

          (b) Owned Personal Property. All items of personal property owned by Stokely or any Stokely
               Subsidiary which have a book value or estimated current market value in excess of $100,000;

          (c) Purchase Orders. A list of written or oral agreements relating to the purchase of products, services or supplies by Stokely or a Stokely Subsidiary other than individual purchase orders issued in the ordinary course of business for amounts in each case not in excess of $25,000 individually or $100,000 in the aggregate of all such orders with the same or related parties;

          (d) Certain Agreements. A list of the following described types of agreements or documents:
               (i) distributorship, sales representative or similar agreements to which Stokely or any Stokely Subsidiary is a party; (ii) supply contracts for cans and raw and other materials, other supply contracts and grower contracts to which Stokely or any Stokely Subsidiary is a party; (iii) license, royalty or similar agreements to which Stokely or any Stokely Subsidiary is a party; (iv) service or maintenance agreements to which Stokely or any Stokely Subsidiary is a party which in each case involve payments in excess of $5,000 on an annual basis; (v) protective services or security agreements to which Stokely or any Stokely Subsidiary is a party which in each case involve payments in excess of $5,000 on an annual basis; and (vi) royalty, commission or other contingent agreements pursuant to which Stokely's or any Stokely Subsidiary's obligation to make payments is in excess of $25,000 per year, or pursuant to which Stokely's or any Stokely Subsidiary's obligation to make contingent payments are measured, is dependent upon sales, revenues, income, success or other performance standard;

          (e) Other Financial Obligations. A list of any other written or oral agreements or commitments which require Stokely or any Stokely Subsidiary to pay or expend, after the Effective Date, more than $25,000 in any single instance or $100,000 in the aggregate of all such instances with the same or related parties;
          (f) Personnel. (I) A list of: (A) all executive officers and directors of Stokely and of each Stokely Subsidiary; (B) the names and current annual salary rates (and bonus, incentive or commission arrangements) of all present employees and agents of Stokely and of each Stokely Subsidiary who receive aggregate annual cash remuneration of $50,000 or more; (ii) a list of all employees of Stokely and of each Stokely Subsidiary who are expected, as of the Effective Date, to have earned but unused vacation days (or earned but unpaid vacation pay in lieu thereof), together with an estimate of the dollar amount thereof; and (iii) a list of all employees who currently are a party to an employment agreement with Stokely or any Stokely Subsidiary, and a list of all former employees who are a party to a severance agreement with Stokely or any Stokely Subsidiary, payments or benefits of which thereunder are still due;

          (g) Terminated Employees. A list of all employees of Stokely and of each Stokely Subsidiary earning base salary at an annual rate of $50,000 or more who have terminated employment since April 1, 1997, or who have announced their intention to terminate employment;

          (h) Loans and Borrowing Agreements. A list of each written or oral (I) loan, credit or borrowing arrangement or agreement to which Stokely or any Stokely Subsidiary is a party; or (ii) agreement by which Stokely or any Stokely Subsidiary has guaranteed or otherwise become liable or contingently liable for the debt of another;

          (I) Bank Accounts. The name of each bank or savings and loan association, or commodities or securities firm, in which Stokely or any Stokely Subsidiary has an account or safe deposit box, the numbers of each such account or box, and the names of all persons having power to borrow, discount debt obligations, cash or draw checks, enter boxes, sell or buy securities, or otherwise act on behalf of Stokely or any Stokely Subsidiary in any dealings with such banks or savings and loan association, commodities or securities firm;

          (j) Capital Expenditures. A list of all outstanding written or oral commitments by Stokely or any Stokely Subsidiary to make a capital expenditure, capital addition or capital improvement involving an amount in excess of $100,000 (to which is additionally attached a copy of the capital expenditure budget for Stokely and the Stokely Subsidiaries for the fiscal year ending March 31, 1998) and a list of all outstanding written or oral commitments by Stokely or any Stokely Subsidiary to make major repairs or maintenance involving an amount in excess of $100,000 in any individual instance or $500,000 in the aggregate;
































          (k) Non-Compete Covenants. A list of any written or oral covenants not to compete, non-solicitation covenants and non-disclosure covenants in favor of Stokely or any Stokely Subsidiary, or binding upon or against Stokely or any Stokely Subsidiary;

          (l) Powers of Attorney. The names of all persons holding powers of attorney from Stokely or any Stokely Subsidiary and a summary statement of the terms thereof;

          (m) Discounts. A list of any agreement, arrangement or program pursuant to which Stokely or any Stokely Subsidiary has offered, promised or made available to its customers any volume discount, rebate, credit, return, trade credit terms, or other allowance, other than in the ordinary course of business;

          (n) Non-Ordinary Course Agreements. A list and description of any contract, agreement or arrangement binding upon Stokely or any Stokely Subsidiary and which was made or entered into other than in the ordinary course of Stokely's or a Stokely Subsidiary's business;

          (o) Options and Warrants. A list of all currently outstanding and unexercised warrants, options, and other rights to acquire capital stock or securities of Stokely or any Stokely Subsidiary and a description of the terms thereof;

          (p) Union Contracts. A list of all contracts with unions to which Stokely or any Stokely
               Subsidiary is a party; and

          (q) Change of Control Restrictions. A list of all contracts, agreements, permits, licenses, surety bonds, arrangements, and other documents and instruments to which Stokely or any Stokely Subsidiary is a party or which run to the benefit of Stokely or any Stokely Subsidiary which prohibit, or require the consent or notification of a party for, a change in control of Stokely or any indirect change in control of a Stokely Subsidiary.

     Section 3.14 Absence of Litigation. Except as set forth on Schedule 3.14, there is no litigation, claim, proceeding or investigation pending, or to Stokely's knowledge, threatened against or relating to Stokely or any Stokely Subsidiary, their respective properties or business, or the transactions contemplated herein which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on Stokely and the Stokely Subsidiaries. Schedule 3.14 discloses, with respect to each item described thereon, the name or title of the action (and parties or potential parties thereto) and a description of the nature of the action or claim. Except as set forth on Schedule 3.14, there is no injunction, order, judgment or decree imposed upon Stokely, any of the Stokely Subsidiaries, or the assets of Stokely or any of the Stokely Subsidiaries and there is no regulatory restriction imposed upon Stokely, any of the Stokely Subsidiaries, or the assets of Stokely or any of the Stokely Subsidiaries which has had a Material Adverse Effect on Stokely and the Stokely Subsidiaries. Except as set forth on Schedule 3.14, within the past seven years there has been no claim or threatened claim for indemnification from Stokely or any Stokely Subsidiary by any director, officer or employee of Stokely or any Stokely Subsidiary.

     Section 3.15  Environmental Matters.

          (a) Except as set forth on Schedule 3.15, Stokely and the Stokely Subsidiaries (including property owned, operated or leased by Stokely or any Stokely Subsidiary) are, and have been for at least three years prior to the execution of this Agreement, in compliance with all applicable federal, state and local laws, including common law, rules, guidance, regulations and ordinances and with all applicable decrees, orders, judgments, permits and contractual obligations relating to the environment, health, safety, natural resources, wildlife or Hazardous Materials (which are hereinafter defined as chemicals, pollutants, contaminants, wastes, toxic substances, compounds, products, solid, liquid, gas, petroleum, petroleum byproducts and derivatives, asbestos, PCBs, radioactive materials, or other regulated substances or materials which are hazardous, toxic or otherwise harmful to health, safety, natural resources, or the environment) ("Environmental Laws");

          (b) Except as set forth on Schedule 3.15, (i) during the period of Stokely's or any of the Stokely Subsidiaries' current or former ownership or operation of any of their respective properties (including operations by tenants or agents), Hazardous Materials have not been generated, treated, stored, transported, released or disposed of in, on, under, above, from or affecting any such property, in violation of any Environmental Law, and (ii) Hazardous Materials have not been generated, treated, stored, transported, released or disposed of, in, on, under, above, from or affecting any of Stokely's or any of the Stokely Subsidiaries' current or former properties for which Stokely or a Stokely Subsidiary may be liable (including, without limitation, for response costs or remediation) which would have a Material Adverse Effect on Stokely and the Stokely Subsidiaries. Prior to the date of this Agreement, Stokely has provided the Acquiror with copies of all Phase I Environmental Surveys conducted within the last five years on all of the properties currently or formerly owned or operated by Stokely or any of the Stokely Subsidiaries (including operation by tenants or agents) which were prepared at Stokely's expense in connection with the transactions contemplated by this Agreement; and

          (c) Except as set forth on Schedule 3.15, Stokely and the Stokely Subsidiaries have no knowledge of, and have not received, any notice from any governmental agency or third party regarding any Environmental Claims. For purpose of this
               Section 3.15, "Environmental Claims" shall mean any and all administrative, regulatory, judicial or private actions, suits, demand letters, notices, notices of potential liability, notices of non-compliance or violation, investigations, information request letters, injunctions or proceedings relating in any way to any (i) Environmental Law; (ii) Hazardous Materials, or
               (iii) actual or alleged damage, injuries, threat or harm to human health, safety, natural resources, wildlife or the environment.

     Section 3.16  Taxes.

          (a) General. Stokely and the Stokely Subsidiaries have filed all Tax Returns (as defined below) required to be filed by them as of the date hereof, and Stokely and the Stokely Subsidiaries have paid and discharged all Taxes (as defined below) due in connection with or with respect to the filing of such Tax Returns, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided for in the Financial Statements as determined in accordance with generally accepted accounting principles (and which are set forth on Schedule 3.16). The Tax Returns are complete and correct in all material respects. For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign governmental entity or taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers' compensation, unemployment compensation, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports and information statements with respect to Taxes required to be filed with the United States Internal Revenue Service (the "IRS") or any other governmental entity or taxing authority or agency, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns. Except as otherwise disclosed on Schedule 3.16, neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings or court proceedings, any deficiency or claim for additional Taxes. Except as otherwise disclosed on Schedule 3.16 and except for statutory liens for current taxes not yet due, there are no material tax liens on any assets of Stokely or any of the Stokely Subsidiaries. There are not now in force any waivers or agreements by Stokely or any Stokely Subsidiary of any statute of limitations for the assessment of any Taxes.

          (b)  Tax Sharing Agreements.  Except as set forth in
               Schedule 3.16, neither Stokely nor any Stokely Subsidiary is a party to any tax sharing agreement and neither Stokely nor any Stokely Subsidiary has assumed the tax liability of any other person under contract.

          (c) Affiliated Groups. Neither Stokely nor any Stokely Subsidiary has been a member of any consolidated, combined or unitary group for Tax purposes for any tax periods which remain subject to assessment, except as set forth on
               Schedule 3.16.

          (d) Joint Ventures. Except as set forth in Schedule 3.16, neither Stokely nor any Stokely Subsidiary is, nor has Stokely or any Stokely Subsidiary been, a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

          (e)  Section 341(f).  Neither Stokely nor any Stokely
               Subsidiary has consented to the application of Internal Revenue Code Section 341(f).

          (f)  Foreign Operations.  Except as set forth in
               Schedule 3.16, neither Stokely nor any Stokely
               Subsidiary has engaged in a trade or business in a foreign country or has a permanent establishment in any foreign country.

          (g) Intercompany Transactions. Schedule 3.16 lists all intercompany transactions, including deferred intercompany transactions (with both terms having the meaning provided in the Income Tax Regulations Sec. 1.1502-13(a) of the Internal Revenue Code), which will result in the payment of any tax after the Effective Date and which exist because of transactions between Stokely and any of the Stokely Subsidiaries, except for those which arose in the ordinary course of business from the intercompany sale of inventory.

          (h) Regulation Section 1.301-7701. No election has been made under Regulation Section 1.301.7701 to treat Stokely or any Stokely Subsidiary as a taxable entity other than a corporation in its own right.




















     Section 3.17  Labor Contracts.  Except as set forth on
Schedule 3.17 (which briefly summarizes the terms of the union contracts to which Stokely or any Stokely Subsidiary is a party), neither Stokely nor any Stokely Subsidiary is a party to any collective bargaining agreement or bound to any other agreement with a labor union. Copies of the union contracts to which Stokely or any Stokely Subsidiary is a party have previously been provided to Acquiror. The labor relations of Stokely and each Stokely Subsidiary are satisfactory in that there has not been within the preceding two fiscal years of Stokely and the current fiscal year, nor is there currently, any strike, walkout or work stoppage; nor, to Stokely's knowledge, is any such action threatened. Except as set forth on Schedule 3.17, there are no proceedings pending for certification or representation before the National Labor Relations Board nor, to Stokely's knowledge, has there been any attempt within the preceding two fiscal years or the current fiscal year to organize the employees of Stokely or any Stokely Subsidiary into a collective bargaining unit.

     Section 3.18  Employee Benefit Plans.

          (a) General. Schedule 3.18 lists all employee benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other employee benefit plans and related trusts (including without limitation, those providing any stock option, stock purchase, stock appreciation right, bonus, deferred compensation, excess benefits, profit sharing, pension, thrift, savings, stock bonus, employee stock ownership, salary continuation, severance, retirement, supplemental retirement, short- or long-term disability, dental, vision care, hospitalization, major medical, life insurance, accident insurance, vacation, holiday and/or sick leave pay, tuition reimbursement, executive perquisite or other employee benefits) maintained, or contributed to, or required to be contributed to, by Stokely or any Stokely Subsidiary for the benefit of any officers or employees, current or former, active or inactive, of Stokely or any Stokely Subsidiary, whether on an active or frozen basis (all of the foregoing being herein called "Stokely Benefit Plans"). Stokely has previously furnished, or made available to the Acquiror, a complete and accurate copy of each Stokely Benefit Plan (or a description of the Stokely Benefit Plans, if the Stokely Benefit Plans are not in writing).

          (b) Administration. Each Stokely Benefit Plan has been administered in all material respects in accordance with its terms. All material reports, returns and similar documents with respect to the Stokely Benefit Plans required to be filed with any government agency have been filed. Except as set forth on Schedule 3.18, there are, and have been in the past five years, no pending (or to Stokely's knowledge, threatened) investigations by any governmental agency, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Stokely Benefit Plans), suits or proceedings against or involving any Stokely Benefit Plan or asserting any rights or claims to benefits under any Stokely Benefit Plan that could give rise to any liability, nor is Stokely aware of any facts that could give rise to any liability in the event of any such investigation, claim, suit or proceeding.

          (c) Contributions; Funding. All contributions to, and payments from, the Stokely Benefit Plans that were required to be made in accordance with the Stokely Benefit Plans and applicable law have been made. None of the Stokely Benefit Plans is subject to the minimum funding requirements of Section 302 of ERISA or
               Section 412 of the Internal Revenue Code of 1986
               (the "Code").

          (d) Compliance. Except as disclosed on Schedule 3.18, all of the Stokely Benefit Plans, as and from the date adopted or as they may have been amended, as, when and to the extent required, comply and at all times applicable, complied in all material respects with the applicable provisions of, the Code, ERISA, the Equal Pay Act of 1963, as amended, the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended, all other foreign, federal or state laws regulating employment and employee benefits, and all regulations and rulings issued by government agencies responsible for the administration or enforcement of one or more of such laws. Each Stokely Benefit Plan that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA has received a determination letter from the Internal Revenue Service to the effect that such Stokely Benefit Plan is currently qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor to Stokely's knowledge, has revocation been threatened, nor has any such Stokely Benefit Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its cost.

          (e) Absence of Certain Liabilities and Events. No "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred which involves the assets of any Stokely Benefit Plan. None of the Stokely Benefit Plans have been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect thereto. Stokely and the Stokely Subsidiaries have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and Stokely has no knowledge of any default or violation by any party to, any Stokely Benefit Plan. No legal action, suit or claim is pending or, to the knowledge of Stokely, threatened with respect to any Stokely Benefit Plan (other than claims for benefits in the ordinary course). Neither Stokely nor any Stokely Subsidiary has incurred any material liability to the Pension Benefit Guaranty Corporation (other than for premiums which have been paid when due) or any material liability under Section 302 of ERISA or Section 412 of the Code that has not been satisfied in full.

          (f)  Effect of Agreement.  Except as disclosed on
               Schedule 3.18, the execution and performance of the transactions contemplated by this Agreement will not constitute an event under any Stokely Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee, former employee, officer or director of Stokely or any Stokely Subsidiary.

     Section 3.19 Absence of Certain Changes or Events. Except as disclosed in the Stokely SEC Reports filed prior to the date of this Agreement or as set forth on Schedule 3.19, since March 31, 1997 to the date of this Agreement, Stokely and the Stokely Subsidiaries have conducted their businesses in the ordinary course or in a manner consistent with past practice and, since March 31, 1997, there has not been (i) any change, or any facts or events that have changed which are reasonably likely to result in a change, in the financial condition, results of operations or business of Stokely and the Stokely Subsidiaries having a Material Adverse Effect on Stokely and the Stokely Subsidiaries, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Stokely or any of the Stokely Subsidiaries having a Material Adverse Effect on Stokely and the Stokely Subsidiaries, (iii) any change by Stokely or any Stokely Subsidiary in its accounting methods, principles or practices, (iv) any revaluation by Stokely or any Stokely Subsidiary of any of its assets in any material respect,
(v) any declaration, setting aside or payment of any dividends or distributions in respect of shares of Common Stock or any redemption, purchase or other acquisition of any of its securities or any of the securities of any Stokely Subsidiary,
(vi) any increase in the wages, salaries, compensation, pension or other fringe benefits or perquisites payable to any executive officer or director of Stokely or any Stokely Subsidiary from the amount thereof in effect as of April 1, 1997 (which amounts have been previously disclosed to the Acquiror), or (vii) any strike, work stoppage, slow-down or other labor disturbance involving Stokely or any Stokely Subsidiary.

     Section 3.20 Customers and Suppliers. Stokely has received no notice, nor does it have any knowledge, that (a) any customer of Stokely or any Stokely Subsidiary who accounted for more than 5% of Stokely's or such Stokely Subsidiary's sales during the fiscal year ended March 31, 1997, or (b) any supplier to Stokely or any Stokely Subsidiary (if such supplier could not be replaced by Stokely or such Stokely Subsidiary with no Material Adverse Effect on Stokely and the Stokely Subsidiaries), has terminated or has threatened to terminate business relations with Stokely or any Stokely Subsidiary.
     Section 3.21 Brokerage. Except as set forth on Schedule 3.21, neither Stokely nor any Stokely Subsidiary has incurred, or made commitments for, any brokerage, finders' or similar fee in connection with the transaction contemplated by this Agreement.

     Section 3.22 Representations and Warranties True and Correct. The representations and warranties contained herein, and all other documents, certifications, materials and written statements or written information disclosed in the Stokely Disclosure Schedule, do not include any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein in order to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.

     Section 3.23 Information Supplied. None of the information supplied or to be supplied by Stokely (including, without limitation, any information relating to any of the Stokely Subsidiaries) for inclusion or incorporation by reference in the Proxy/Registration Statement, and any amendments or supplements thereto, will (I) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the meeting of shareholders of Stokely described in Section 5.09, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Stokely, its officers and directors or any of the Stokely Subsidiaries or any affiliate of Stokely should occur which is required to be described in an amendment of, or a supplement to, the Proxy/Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Stokely. The Proxy/Registration Statement will (with respect to Stokely) comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act.

     Section 3.24 Debts to Employees for Services. All debts owing to employees of Stokely or of any of the Stokely
Subsidiaries for services performed for any of such entities have been paid current, and none of such debts is past due.

     Section 3.25 Leases, Permits, Etc. All leases, governmental permits, licenses, approvals, and other authorizations necessary or desirable for the ownership or conduct of business or operation of any property or properties of Stokely or of any of the Stokely Subsidiaries (including operation by tenants or agents) are in effect, and such operations and ownership (I) are in compliance therewith, and
(ii) have in the past been in compliance therewith other than such non-compliance of which reasonably would not have a Material Adverse Effect on Stokely and the Stokely Subsidiaries after the date of this Agreement. Except as set forth on
Schedule 3.25, no lease agreement of Stokely or of any Stokely Subsidiary contains any provision which would terminate or otherwise affect the terms of such lease upon a change in control of Stokely or an indirect change in control of any Stokely Subsidiary.
                          ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF
                 ACQUIROR AND ACQUISITION SUB

     Except as set forth in the disclosure schedule delivered by the Acquiror to Stokely prior to the execution of this Agreement (the "Acquiror Disclosure Schedule"), which shall identify exceptions by specific section reference, the Acquiror and Acquisition Sub hereby jointly and severally represent and warrant to Stokely that:

     Section 4.01  Organization.

          (a) The Acquiror is a corporation duly incorporated, validly existing and in good standing under the laws of the state of New Jersey with all necessary power to carry on its business as it is now conducted, and to own, lease and operate its assets and properties.

          (b) Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Wisconsin. Prior to the date of this Agreement, Acquisition Sub engaged in no business other than matters necessary to the organization and incorporation of Acquisition Sub and to authorize Acquisition Sub to enter into, execute and deliver this Agreement.

          (c) Copies of the Articles of Incorporation and Bylaws of the Acquiror and Acquisition Sub have been delivered to Stokely. Such copies are complete and correct copies of such documents, and are in full force and effect. The Acquiror and Acquisition Sub are not in violation of any of the provisions of its Articles of Incorporation or Bylaws in any respect which reasonably could be expected to have an adverse effect on their ability to consummate the transactions contemplated by this Agreement.

     Section 4.02  Capitalization.

          (a) The authorized capital stock of the Acquiror consists of: (i) 150,000,000 shares of common stock, $.33 par value per share; (ii) 4,000,000 shares of Voting Cumulative Preference Stock, issuable in series, without nominal or par value, none of which is outstanding; and (iii)
               10,000,000 shares of Nonvoting Cumulative
               Preferred Stock, $1.00 par value per share, of which (A) 2,875,000 shares have been designated
               $2.875 Nonvoting Cumulative Preferred Stock,
               Series A, all of which are issued and
               outstanding, and (B) 2,300,000 shares have been designated $3.75 Cumulative Convertible
               Preferred Stock, Series B, all of which are issued and outstanding. As of August 1, 1997, 56,283,637 shares of Acquiror Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable.

          (b) The authorized capital stock of the Acquisition Sub consists of 9,000 shares of common stock, $0.01 par value per share. As of the date of this Agreement, 100 shares of the Acquisition Sub's Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable.

     Section 4.03 Authority and Validity of Agreement. The Acquiror and Acquisition Sub have full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement by the Acquiror and Acquisition Sub have been duly authorized by all requisite corporate action. Subject to the required filings under the HSR, this Agreement will constitute a valid and binding obligation of the Acquiror and Acquisition Sub, enforceable in accordance with its terms, except as such terms may be affected by bankruptcy, insolvency, moratorium and similar laws affecting the rights of creditors generally and by the availability of equitable remedies.
Neither the execution, delivery and performance of this Agreement nor the consummation of the Merger contemplated herein, will conflict with, result in the breach of, constitute a default under or accelerate the performance provided by, (i) the terms of any law, or any rule or regulation of any government agency or authority or any judgment, order or decree of any court or other government agency to which the Acquiror or Acquisition Sub may be subject, (ii) any contract, agreement or instrument to which the Acquiror and Acquisition Sub is a party or by which the Acquiror or Acquisition Sub is bound or committed, (iii) the Articles of Incorporation or By-Laws of the Acquiror or Acquisition Sub, or (iv) constitute an event which with the lapse of time or action by a third party could result in a default under any of the foregoing or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of the Acquiror or Acquisition Sub which could reasonably be expected to have an adverse effect on the ability of Acquiror to consummate the transactions contemplated by this Agreement.
     Section 4.04  Securities Reports; Financial Statements.

          (a) Acquiror has filed all material required to be filed by Sections 13 and 14 of the Exchange Act since December 31, 1995 and has delivered to Stokely, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, 1995 and 1996, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997, (iii) all proxy statements relating to the Acquiror meetings of shareholders (whether annual or special) held since December 31, 1995,
               (iv) all Reports on Form 8-K filed by the Acquiror with the SEC since December 31, 1996, and (v) all other reports or registration statements (other than the Reports on Form 10-Q not referred to in clause iii above) filed by the Acquiror with the SEC since December 31, 1996 (collectively, the "Acquiror SEC Reports"). The Acquiror SEC Reports (i) were prepared in all material respects in accordance with the requirements of applicable Laws, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Acquiror SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of the Acquiror and the Acquiror subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

     Section 4.05 Absence of Certain Changes or Events. Except as disclosed in the Acquiror SEC Reports filed prior to the date of this Agreement, since December 31, 1996 to the date of this Agreement, the Acquiror and its consolidated subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice and since December 31, 1996, there has not been any change in the financial condition, results of operations or business of the Acquiror or any of its consolidated subsidiaries having a Material Adverse Effect on the Acquiror and its consolidated subsidiaries.

     Section 4.06 Ownership of Stokely's Common Stock. Neither Acquiror nor any Acquiror Subsidiary is a "Significant Shareholder" (as defined in Section 180.1130 of the WBCL) of Stokely and neither Acquiror nor any Acquiror Subsidiary is an affiliate (as defined in Section 180.0103 of the WBCL) of a Significant Shareholder of Stokely, except as such Acquiror or Acquiror Subsidiary may be so deemed a Significant Shareholder as a result of the Merger.
     Section 4.07 Disclosure. The representations and warranties made by the Acquiror or Acquisition Sub contained in this Agreement, do not include any untrue statement of a material fact or omit to state a material fact required to be stated herein in order to make the statements herein, in light of the circumstances under which they are made, not misleading.

     Section 4.08 Information Supplied. None of the information to be supplied by Acquiror for inclusion or incorporation by reference in the Proxy/Registration Statement, or any amendment or supplement thereto, will (i) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the meeting of shareholders of Stokely described in Section 5.09, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Acquiror, its officers and directors, or any of its subsidiaries shall occur which is required to be described in the Proxy/Registration Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC. The Registration Statement will comply (with respect to Acquiror) as to form in all material respects with the provisions of the Securities Act and the Exchange Act.


                           ARTICLE V
                   COVENANTS AND AGREEMENTS

     Section 5.01. Access and Information Regarding Stokely. From the date hereof until the Closing Date, upon reasonable notice and subject to applicable laws relating to the exchange of information, Stokely will give Acquiror, its counsel, financial advisors, auditors and other authorized representatives access during normal business hours to the offices, properties, books and records of Stokely and the Stokely Subsidiaries; provided, however, that the access requested shall not interfere unreasonably with the business, properties or operations of Stokely or the Stokely Subsidiaries. Stokely also will furnish to Acquiror, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request, other than in each case reports or documents which Stokely or the Stokely Subsidiaries are not permitted to disclose under applicable law or any binding agreement entered into prior to the date of this Agreement. The parties will hold any such information which is nonpublic in confidence in accordance with the terms of the confidentiality agreement in effect between the parties on the date of this Agreement and prior to the consummation of the transactions contemplated by this Agreement, will not use any such information for any purpose other than in connection with the consummation of the transactions contemplated by this Agreement.

     Section 5.02 Access and Information Regarding Acquiror. From the date hereof until the Closing Date, and upon reasonable notice and subject to applicable laws relating to the exchange of information, the Acquiror shall afford to Stokely's officers, employees, accountants, legal counsel and other representatives of Stokely, access, during normal business hours, to its properties, books, contracts, commitments and records to the extent reasonably necessary to confirm to Stokely that the Acquiror SEC Reports and the representations and warranties made by Acquiror and the Acquisition Sub herein (other than those set forth in Sections 4.05, 4.07 and 4.08) are true and correct and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or herein in order to make the statements therein or herein, in light of the circumstances under which they are made, not misleading. Prior to the Effective Time, the Acquiror shall furnish promptly to Stokely all other information concerning the business, properties and personnel of the Acquiror as Stokely may reasonably request in order to confirm the matters set forth in the prior sentence, other than in each case reports or documents which the Acquiror is not permitted to disclose under applicable law or any binding agreement entered in to prior to the date of this Agreement. The parties will hold any such information which is nonpublic in confidence as if Stokely and its officers, employees, accountants, legal counsel and other representatives were subject to the confidentiality obligations of Acquiror and its officers, employees, accountants, legal counsel and other representatives under the confidentiality agreement in effect between the parties on the date of this Agreement and will not use any such information for any purpose other than in connection with the consummation of the transactions contemplated by this Agreement.

     Section 5.03 Operation of Stokely's Business. Without the prior consent of the Acquiror, and except (i) as set forth on
Schedule 5.03, or (ii) as otherwise specifically permitted by this Agreement, from the date hereof until the Closing Date Stokely shall not, and shall not permit any Stokely Subsidiary to:

          (a) Grant or promise any increase in compensation to any executive officer or director, or any general increase in the rate of compensation of its employees, except, however, ordinary merit increases not unusual in character or amount made in the ordinary course of business or consistent with past practice or except as may be required under existing agreements, plans or arrangements;

          (b)  Enter into, amend, renew or extend any
               employment contract or collective bargaining agreement;

          (c) Make any capital expenditures, or enter into any lease of capital equipment or real estate, involving an amount in excess of $100,000 to any one entity, or $500,000 in the aggregate to all entities;
          (d) Enter into any other contract with any other entity or entities involving total payments or expenditures to any single entity of more than $25,000 on any single contract, or $100,000 in the aggregate of all such contracts with the same or related parties or $500,000 in the aggregate to all entities;

          (e) Enter into any transaction other than in the ordinary course of business, or create, assume, incur or guarantee any indebtedness other than under or pursuant to its revolving line of credit with Congress Financial Corporation (Central), ordinary course of business borrowings or trade debt;

          (f) Discharge or satisfy any lien or encumbrance, or pay or satisfy any obligation or liability (absolute, contingent, accrued or otherwise) other than in the ordinary course of business or consistent with past practice;

          (g) Authorize or issue any shares of capital stock (including, without limitation, treasury shares) or other securities convertible into capital stock, or declare or pay any dividend or make any sale of, or distribution with respect to, capital stock or directly or indirectly redeem, purchase or otherwise acquire any capital stock or carry out any stock split, reverse stock split, or other form of recapitalization of its capital stock;

          (h) Make any amendments to or changes in its articles of incorporation or by-laws;

          (i) Perform any act, or attempt to do any act, or permit any act or omission to act, which will cause a breach of any contract, agreement, instrument, document, lease, license, permit, indenture or other obligation to which Stokely or any Stokely Subsidiary is a party or to which it is bound and which would have a Material Adverse Effect on Stokely and the Stokely Subsidiaries;

          (j)  Acquire, whether by purchase of equity
               securities, merger or consolidation, any other person or acquire a material amount of assets of any other person except pursuant to existing contracts or commitments or in the ordinary course or consistent with past practice;

          (k) Sell, lease, license or otherwise dispose of any material assets or property except pursuant to existing contracts or commitments or in the ordinary course or consistent with past practice; or
          (l) Other than as may be required in the reasonable judgment of Stokely's Board of Directors in order to comply with their fiduciary duty to Stokely's shareholders and other constituencies under applicable law as permitted under Section 5.09, Section 5.11 and Section 5.14 hereof, and other than changes to the Stokely Disclosure Schedule that are required due to actions taken in the ordinary course of Stokely's or any Stokely Subsidiary's business (as long as such changes are not designed to thwart satisfaction of any condition set forth in Article VI or
               Article VII hereof), take any action that is intended or may reasonably be expected to result in (I) any of its representations or warranties set forth in this Agreement being or becoming untrue in any material respect, (ii) any of the conditions to the Merger not being satisfied, or
               (iii) a violation of any covenant contained in this Agreement.

     Section 5.04 Preservation of Business. From the date hereof until the Closing Date, Stokely and each Stokely Subsidiary shall carry on its business in the ordinary course or consistent with past practice and shall use its best efforts to keep its business organization intact, including its present relationships with employees, suppliers and customers and others having business relations with it.

     Section 5.05 Insurance and Maintenance of Property. From the date hereof until the Closing Date, Stokely shall, or shall cause each Stokely Subsidiary to, maintain in effect all the Insurance, and Stokely shall, or shall cause each Stokely Subsidiary to, operate, maintain and repair all of its property in a manner consistent with past practice.

     Section 5.06 Compliance with Laws. From the date hereof until the Closing Date, Stokely and each Stokely Subsidiary shall comply with all material laws, statutes, ordinances, rules, regulations, guidelines, orders, arbitration awards, judgments and decrees applicable to, or binding upon, it or its business or properties.

     Section 5.07 Update Stokely Disclosure Schedule. At the Effective Date, Stokely shall deliver to the Acquiror an updated and amended Stokely Disclosure Schedule setting forth all information, events or actions which, if this Agreement were signed on the Effective Date, would be required to be disclosed in the Stokely Disclosure Schedule in order to make Stokely's representations and warranties contained herein true and not misleading in all respects as of the Effective Date.

     Section 5.08 Acquiror Negative Covenants. From the date of this Agreement until the Effective Time, the Acquiror shall not do, or agree to commit to do, or permit any of its subsidiaries to do, without the prior consent of Stokely, any of the following:

          (a) other than as may be required in the reasonable judgment of Acquiror's Board of Directors in order to comply with their fiduciary duty to Acquiror's shareholders and other constituencies under applicable law, and other than actions taken in the ordinary course of Acquiror's business, take any action that is intended or may reasonably be expected to result in (I) any of its representations or warranties set forth in this Agreement being or becoming untrue in any material respect, (ii) any of the conditions to the Merger not being satisfied, or (iii) a violation of any covenant contained in this Agreement;

          (b) amend its Articles of Incorporation or By-laws or other governing instrument in a manner which would adversely affect in any manner the ability of the Acquiror to consummate the transactions contemplated hereby;

          (c) enter into any agreement providing for, or otherwise participate in, any merger, consolidation or other transaction in which the Acquiror or any surviving corporation would be required not to consummate the Merger or any of the other transactions contemplated hereby in accordance with the terms of this Agreement, as the case may be; or

          (d)  agree to do any of the foregoing.

     Section 5.09  Stokely Shareholder Approval;
Proxy/Registration Statement. Stokely shall (a) call a meeting of its shareholders (the "Shareholders' Meeting") for the primary purpose of voting upon the Merger, (b) hold the Shareholders' Meeting as soon as practicable following the date of this Agreement, and (c) subject to its fiduciary duties under applicable law as advised by outside counsel, recommend to its shareholders the approval of the Merger by its Board of Directors.

     Section 5.10  Indemnification and Insurance.

          (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of Stokely or any of the Stokely Subsidiaries [including in his/her role as a fiduciary of the employee benefit plans of Stokely, if applicable (the "Indemnified Parties")] is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director, officer or employee of Stokely, any of the Stokely Subsidiaries or any of their respective predecessors, or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time (the "Indemnified Claims"), the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, the Surviving Corporation shall indemnify and hold harmless, to the fullest extent required by law (or if greater, to the fullest extent provided under Stokely's Articles of Incorporation and Bylaws as in effect on the date hereof), each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any Indemnified Claim, and in the event of any such threatened or actual Indemnified Claim, the Indemnified Parties may retain counsel satisfactory to them after consultation with the Surviving Corporation; provided, however, that the Surviving Corporation shall have no obligation to indemnify any of the Indemnified Parties with respect to any claim, action, suit, proceeding or investigation if in accordance with Section 180.0851(2)(a) of the WBCL or
               Section 7.02 of Stokely's Bylaws as in effect on the date hereof, such indemnification is not permitted [i.e., if liability was incurred because the director, officer or employee breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director, officer or employee has a material conflict of interest, (ii) a violation of the criminal law (unless the director, officer or employee had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful), (iii) a transaction from which the director, officer or employee derived an improper personal profit, or (iv) wilful misconduct]. Notwithstanding anything to the contrary in this Section 5.10, with respect to any matter for which the Surviving Corporation has a duty to indemnify the Indemnified Parties,
               (i) the Surviving Corporation shall have the right to assume the defense thereof and upon such assumption the Surviving Corporation shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense for which the Surviving Corporation is responsible, the Indemnified Parties may retain counsel satisfactory to them after consultation with the Surviving Corporation, and the Surviving Corporation shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (ii) the Surviving Corporation shall not be liable for any settlement effected without its prior consent, and (iii) the Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Acquiror and the Surviving Corporation thereof, provided that the failure to so notify shall not affect the obligations of the Surviving Corporation under this Section except to the extent such failure to notify materially prejudices the Surviving Corporation. The Surviving Corporation's obligations under this Section shall continue in full force and effect for a period of seven years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

          (b) Prior to the Effective Time, Stokely shall purchase, and for a period of seven years after the Effective Time, the Surviving Corporation shall use its best efforts to maintain, directors and officers liability insurance "tail" or "runoff" coverage with respect to wrongful acts and/or omissions committed or allegedly committed prior to the Effective Time. Such coverage shall have an aggregate coverage limit over the term of such policy in an amount no less than the annual aggregate coverage limit under Stokely's existing directors' and officers' liability policy (set forth on Schedule 5.10), and in all other respects shall be at least comparable to such existing policy; provided, however, that in no event shall the Surviving Corporation be required to expend on an annual basis more than 300% of the current amount expended by Stokely (the "Insurance Amount") to maintain or procure insurance coverage, and further provided that if the Surviving Corporation is unable to maintain or obtain the insurance called for by this Section, the Surviving Corporation shall use all reasonable efforts to obtain as much comparable insurance as available for the Insurance Amount.

          (c) In the event the Acquiror or the Surviving Corporation or any of its successors or assigns
               (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Acquiror or the Surviving Corporation, as the case may be, assume the obligations of such party set forth in this Section.
          (d) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     Section 5.11 No Solicitation. From the date hereof until the Closing Date, neither Stokely nor any of its officers, directors, employees, agents or representatives (including, without limitation, investment bankers, attorneys and accountants) shall, directly or indirectly, without the prior consent of the Acquiror, initiate contact with or solicit any inquiries or proposals by, or except as may be required by, or advisable pursuant to, the fiduciary duties of the Board of Directors of Stokely, enter into any discussions or negotiations or agreements with, any corporation, partnership, person or other entity or group in connection with a proposal regarding a sale of all or substantially all of Stokely's capital stock or a consolidation, merger, or sale of all or a substantial portion of the assets of Stokely or any similar transaction. Nothing contained in this Section or in any other provision of this Agreement shall prohibit Stokely or its Board of Directors from making such disclosures to Stokely's shareholders as are required under applicable law.

     Section 5.12  Requisite Regulatory Approvals.

          (a) Pre-Merger Notification. Pursuant to the HSR Act, Stokely and the Acquiror will prepare and file, or cause to be filed, a notification and report form (the "Hart-Scott Report") with the Pre-Merger Notification Office of the Federal Trade Commission and with the Antitrust Division of the Department of Justice (collectively, the "Pre-Merger Notification Agencies") in respect of the transactions contemplated hereby, which filing shall comply as to form with all requirements applicable thereto and all of the data and information reported therein shall be accurate and complete in all material respects. Each of Stokely and the Acquiror will promptly comply with all requests, if any, of the Pre-Merger Notification Agencies for additional information or documentation in connection with the Hart-Scott Report forms filed by or on behalf of each of such parties pursuant to the HSR Act, and all such additional information or documentation shall comply as to form with all requirements applicable thereto and shall be accurate and complete in all material respects. The Acquiror and Stokely also will use their best efforts to obtain early termination of the waiting period required under the HSR Act.

          (b) Other Regulatory Filings. Each of Stokely and the Acquiror shall duly make all other regulatory filings required to be made by each in respect of this Agreement or other transactions contemplated hereby. Each party shall use all reasonable efforts to obtain all permits, approvals and consents required to be obtained prior to the consummation of the Merger or necessary to carry out the transactions contemplated by this Agreement under applicable federal, state, local and foreign laws, rules and regulations.

     Section 5.13 Consultation and Notice of Actions and Proceedings. From the date hereof until the Closing Date, Stokely will cause one or more of its officers to confer on a regular basis with officers of the Acquiror to report the general status of ongoing operations. Stokely shall promptly notify the Acquiror of any claims, actions, proceedings or investigations commenced or, to its knowledge threatened, involving Stokely, any Stokely Subsidiary or any of their respective properties or assets or, to its knowledge, any employee, director or officer of Stokely or any Stokely Subsidiary which if pending on the date hereof would have been required to be disclosed on the Stokely Disclosure Schedule or which relates to the consummation of the Merger.

     Section 5.14 Reasonable Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation: (i) cooperation in the preparation and filing of the Proxy/Registration Statement and any amendments thereto; and
(ii) the execution of any additional instruments necessary to consummate the transactions contemplated hereby. Stokely and the Acquiror shall each use its best efforts to cause to be fulfilled on or prior to the Effective Time each of the conditions set forth in Articles VI, VII and VIII hereof. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action. Notwithstanding the foregoing, Stokely shall not be obligated to use its reasonable best efforts or take or not take any action pursuant to this Section 5.14 if in the reasonable judgment of its Board of Directors such action would be a breach of the Board's fiduciary duties to its shareholders or other constituencies as contemplated by Section 5.09 or Section 5.11.

     Section 5.15 Public Announcements. The Acquiror and Stokely, as the case may be, will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange.

     Section 5.16 Subsequent SEC Filings. As soon as reasonably available, but in no event more than five business days after the filing thereof with the SEC, the Acquiror will deliver to Stokely and Stokely will deliver to the Acquiror their respective reports, including Forms 8-K, 10-Q, 10-K and proxy statements, as filed with the SEC under the Exchange Act from the date hereof until the Closing Date.

     Section 5.17 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Stokely, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Stokely, any other actions and things they may deem desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of Stokely acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
     Section 5.18  Stokely Employment-Related Agreements.

          (a) Employment Arrangements. From and after the Effective Time, the Acquiror shall cause the Surviving Corporation or any of its subsidiaries to assume the rights and discharge the duties and obligations of Stokely under, and (i) honor (without modification, effect or counterclaim) in accordance with their terms all existing employment agreements (including all Change of Control Contingent Employment Agreements as defined and set forth on Schedule 5.18), severance plans and agreements and deferred compensation agreements or arrangements ("Employment-Related Agreements") set forth on
               Schedule 5.18 (and which Stokely represents is a complete list of such Employment-Related Agreements) between Stokely or any of the Stokely Subsidiaries, and any officer, director, or employee of Stokely or any of the Stokely Subsidiaries to the extent such terms are in effect on the date hereof or as otherwise provided hereunder, except for changes thereto which are permitted by this Agreement, and (ii) honor (without modification, effect or counterclaim) all obligations under the Stokely Benefit Plans, including provisions for vested benefits or other vested amounts earned or accrued through the Effective Date under any Stokely Benefit Plan, each as of the date hereof, except for changes thereto which are permitted by this Agreement. Notwithstanding anything to the contrary in this Agreement, the Surviving Corporation shall not be deemed to assume, or be required to honor any provisions of any Employment-Related Agreements or Stokely Benefit Plans providing stock options, stock appreciation rights or other equity-based incentives, and nothing in this Agreement shall preclude the amendment or termination of any Stokely Benefit Plan to the extent that it provides stock options, stock appreciation rights, warrants, or other equity-based incentives. To the extent any such Employment-Related Agreements can be unilaterally amended by Stokely, the Acquiror agrees not to allow the amendment of any such Employment-Related Agreement prior to the third anniversary of the Effective Date in a manner that will reduce or otherwise impair the benefits that would be payable hereunder to any employee who is covered thereby or who is terminated on or before the third anniversary of the Effective Date; and provided further, that nothing in this Agreement shall restrict actions being taken at any time that terminate any of the Employment-Related Agreements at or after the third anniversary of the Effective Date or do not extend any of the Employment-Related Agreements beyond the earlier of their current term or the third anniversary of the Effective Date. The Acquiror also hereby acknowledges and agrees that (i) all of the Employment-Related Agreements are valid and binding obligations of Stokely, enforceable in accordance with their terms, (ii) by reason of the Merger, all of such Employment-Related Agreements will remain valid and binding obligations of the Surviving Corporation, enforceable in accordance with its terms, and
               (iii) neither the Acquiror nor any of its affiliates will contest or challenge the validity or the enforceability of any of the Employment-Related Agreements at any time hereafter. The Acquiror acknowledges that the agreements contained in this Section 5.18(a) are an integral part of the transactions contemplated by this Agreement, and that without these agreements, Stokely would not enter into this Agreement; accordingly, if the Surviving Corporation fails to honor the terms of any of the Employment-Related Agreements or the Stokely Benefit Plans, or fails to pay any amounts payable thereunder promptly when due, the Surviving Corporation shall in addition thereto pay to the affected employee all costs and expenses (including fees and disbursements of counsel) incurred in collecting such amounts, together with interest on such amounts (or any unpaid portion thereof) from the date such payment was required to be made until the date such payment is received by the affected employee, at the prime rate of a national bank of the affected employee's choosing, as in effect from time to time during such period.

          (b) Acquiror Guaranty. From and after the Effective Time, Acquiror hereby guarantees the Surviving Corporation's obligations under the Change of Control Contingent Employment Agreements as set forth in Section 5.18(a). In no event shall this guarantee by Acquiror extend to any of the Surviving Corporation's obligations set forth in
               Section 5.18(a) with respect to any of the Employment-Related Agreements (other than the Change in Control Contingent Employment Agreements) or the Stokely Benefit Plans.

     Section 5.19  Stokely Benefit Plans.

          (a) General. Subject to the provisions of the collective bargaining agreements set forth on
               Schedule 3.17 or the Change of Control
               Contingent Employment Agreements as set forth in
               Section 5.18(a), at the sole option of the Acquiror, for a period of three years after the Effective Date the Acquiror shall elect to either (i) have the employees of Stokely and the Stokely Subsidiaries ("Stokely Employees") participate in the employee benefit plans in which similarly situated employees of Friday
               Canning Company, one of the Acquiror's
               subsidiaries, participate, to the same extent as comparable employees of Friday Canning Company, as currently set forth on Schedule 5.19(a), or
               (ii) maintain the Stokely Benefit Plans in place, but Acquiror shall retain the right to make such changes as are necessary or appropriate to bring the overall level of benefits provided to Stokely employees to such levels as are generally in line with industry standards. If Acquiror chooses (i) above, then as soon as administratively practicable after the Effective Time, the Acquiror shall permit the Stokely Employees to participate in the Acquiror's group hospitalization, medical, life and disability insurance plans, defined contribution retirement plan, severance plan and similar plans on the same terms and conditions as applicable to comparable employees of the Acquiror but including the waiver of pre-existing condition prohibitions, and giving effect to years of service with Stokely and the Stokely Subsidiaries as if such service were with the Acquiror, for purposes of eligibility, vesting and benefit accrual.

          (b)  Specific Treatment of Certain Benefit Plans.
               Schedule 5.19(b) sets forth certain agreements with respect to certain of the Stokely Benefit Plans and other employee benefit matters.

     Section 5.20 Merger as Change in Control. The Merger will constitute a change in control for the purposes of all Employment-Related Agreements and Stokely Benefit Plans.

     Section 5.21  Severance Arrangements.  Set forth on
Schedule 5.21 is a summary of Stokely's Severance Program, which Stokely represents and warrants to the Acquiror and Acquisition Sub has not been amended or supplemented since January 1, 1997. Stokely's Severance Program shall govern termination of employment which occurs within one year following the Effective Time, except for Stokely Employees who have in effect a Change of Control Contingent Employment Agreement. After the expiration of the applicability of Stokely's Severance Program, or after the expiration of the Change of Control Contingent Employment Agreement, as applicable, Stokely Employees will be eligible under the Surviving Corporation's regular severance plan as then in effect.

     Section 5.22  Contribution of Cash by Acquiror; Payment to
Congress Financial Corporation (Central).

     At the Effective Time, Acquiror shall contribute cash to Stokely, which cash shall then be used by Stokely to pay off then outstanding revolving credit indebtedness to Congress Financial Corporation (Central) ("Congress") under Stokely's current Loan and Security Agreement by and between Congress and Stokely, dated May 21, 1996 (the "Congress Agreement") in such amounts that the balance outstanding under the Congress Agreement at the Effective Time, and after giving effect to such payment, shall be as contemplated in Section 6.08.
     Section 5.23 Debt Exchange. Conditioned upon, and in conjunction with, the closing of the transactions contemplated by this Agreement, (a) the Acquiror acknowledges and agrees that it will honor the agreements and arrangements set forth in the Debt-Holder Agreement ("Debt-Holder Agreement"), attached hereto as Exhibit E, and will discharge all of its obligations and duties thereunder on the terms set forth therein, and (b)the Acquiror also agrees to take such actions and provide such documents in connection therewith as may be reasonably requested by any of the parties to the Debt-Holder Agreement in order to effectuate the intent and purpose of the Debt-Holder Agreement.

     Section 5.24 Stock Exchange Listing. Acquiror shall use its best efforts to cause the shares of Acquiror Stock to be issued in the Merger to be approved for listing on the New York
Stock Exchange prior to the Effective Time.


                          ARTICLE VI
               CONDITIONS OF THE ACQUIROR'S AND
           THE ACQUISITION SUB'S OBLIGATION TO CLOSE

     The obligation of the Acquiror and the Acquisition Sub to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction and fulfillment, prior to and on the Effective Date, of each of the following express conditions precedent:

     Section 6.01 Compliance by Stokely. (a) All the terms, covenants and conditions of this Agreement required to be complied with and satisfied by Stokely at or prior to the Effective Time shall have been duly complied with and satisfied in all material respects, and (b) the representations and warranties made by Stokely, as may be updated pursuant to
Section 5.07 hereof, shall be true and correct in all material respects at and as of the Effective Time, except for those specifically relating to a time or times other than the Effective Time (which shall be true and correct in all material respects at such time or times), with the same force and effect as if made at and as of the Effective Time; provided, however, that for purposes of determining the satisfaction of the condition contained in this clause (b), no effect shall be given to any exception in such representations and warranties relating to a Material Adverse Effect. The Acquiror shall have received a certificate signed on behalf of Stokely by the Chief Executive Officer and the Chief Financial Officer to the foregoing effects.

     Section 6.02 Consents Under Agreements. The consent, approval or waiver of each person whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of Stokely or to any change in indirect control of a Stokely Subsidiary under any contract, loan or credit agreement, note, mortgage, indenture, lease, permit, surety bond, license or other agreement, instrument, arrangement or document shall have been obtained (except where the failure to obtain such consent, approval or waiver would not have a Material Adverse Effect on the Surviving Corporation assuming the Merger had taken place), but in any event including, without limitation, those consents, approvals and waivers listed on
Schedule 6.02.
     Section 6.03  Proceedings and Instruments Satisfactory.
All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Acquiror.

     Section 6.04  Opinion of Counsel.  Stokely shall have
delivered to the Acquiror an opinion of Michael Best & Friedrich
LLP, counsel for Stokely, dated on the Effective Date in form and substance as attached hereto as Exhibit B.

     Section 6.05 Absence of Certain Changes or Events. As of the Closing Date, there shall have been no event, circumstance or change that has resulted in, or has a reasonable possibility of resulting in, a Material Adverse Effect on Stokely and the Stokely Subsidiaries from that which was represented and warranted on the date of this Agreement pursuant to this Agreement and the Stokely Disclosure Schedule provided at the time of execution of the Agreement. For purposes of this
Section 6.05, (i) Acquiror shall be entitled to consider all updates or amendments to the Stokely Disclosure Schedule from the Stokely Disclosure Schedule provided by Stokely concurrently with the execution of this Agreement as events, circumstances or changes, and (ii) "Material Adverse Effect" shall not be deemed to include the following: (a) the effects of the prepayment of insurance premiums for directors' and officers' liability insurance; and (b) if it occurs, the effects of being delisted from the NASDAQ National Market System. For purposes of this
Section 6.05, it shall be deemed to constitute a Material Adverse Effect if Stokely's consolidated net loss (a) is greater than $3,380,000 for the quarter ending September 30, 1997 or (b) is or, in Acquiror's reasonable judgment, is likely to be, greater than $3,000,000 for the quarter ending December 31, 1997. Net losses for such quarters equal to or less than such amounts shall not, in and of themselves, be deemed to constitute a Material Adverse Effect. Stokely shall have promptly provided to Acquiror (which Stokely hereby covenants to provide) copies of its monthly financial statements, and copies of its weekly margin reports, for purposes of Acquiror monitoring Stokely's results of operations and financial condition. All information provided by Stokely in connection with this covenant also shall be governed by the terms and conditions set forth in Section 5.01, as if such information were disclosed or provided pursuant thereto.

     Section 6.06 Cancellation of Stock Options. All options to purchase Stokely Common Stock that are outstanding on the Effective Date (each a "Stokely Stock Option") shall have been canceled or cashed out at no value and shall be of no force or effect as of the Effective Date, including any Stokely Stock Options whose vesting is accelerated due to a change in control.

     Section 6.07 Cancellation of Warrants. All warrants to purchase Stokely Common Stock that are outstanding on the Effective Date (each, a "Stokely Warrant") shall have been canceled or cashed out at no value, and shall be of no force or effect as of the Effective Date.
     Section 6.08 Directors' Phantom Stock Plan. From the date of this Agreement until the Effective Date, no shares of Phantom Stock shall have been granted under the Directors' Phantom Stock Plan (as described on Schedule 3.02) and as of the Effective Date, the Directors' Phantom Stock Plan shall have been terminated.

     Section 6.09 Treatment of Indebtedness. Contemporaneously with the Effective Time, holders of at least $31.8 million in principal amount (less any principal payments made thereon after the date of this Agreement up to the Effective Time) of Stokely's approximately $45 million of Senior Notes and Industrial Revenue Bonds shall have exchanged such amount of indebtedness for Acquiror stock on the terms outlined in the Debt-Holder Letter Agreement attached hereto as Exhibit E. The Debt-Holder Letter Agreement (as may be amended by the parties thereto, but only to the extent the Acquiror agrees in writing to such changes) shall have been duly executed and shall have remained in full force and effect through the Effective Date.
At the Effective Date, no event of default shall have occurred or be continuing with respect to non-exchanging holders of Senior Notes or the Industrial Revenue Bonds unless (i) the event of default has been waived on or before the Effective Date; (ii) the non-exchanging Senior Notes or the non-exchanging Industrial Revenue Bonds may be prepaid at face value, without premium or penalty; or (iii) the event of default was a result of a breach of financial covenants which could be cured by the Acquiror contributing capital to Stokely and/or by the Acquiror exchanging Acquiror Stock for the Senior Notes and/or the Industrial Revenue Bonds. Congress shall have agreed with Stokely, on terms and conditions reasonably satisfactory to Congress and Acquiror, that the Congress Agreement shall remain in place, in full force and effect, with at least $20 million in borrowings then outstanding (which amount of credit shall thereafter remain available to Stokely), until the end of its current term.

     Section 6.10  Treatment of Certain Supplier Indebtedness.
At or prior to the Effective Time, certain of Stokely's suppliers shall have forgiven in the aggregate at least $1.0 million of their accounts receivable from Stokely.

     Section 6.11 Dissenters' Rights. Stokely shall have delivered to Acquiror evidence in form reasonably satisfactory to Acquiror that there are not more than 5% of the total issued and outstanding shares of Stokely Common Stock as to which the holders thereof have exercised and perfected dissenters' rights pursuant to the WBCL.

     Section 6.12 Updates and Amendments to Stokely Disclosure Schedule. To the extent that the Stokely Disclosure Schedule provided by Stokely concurrently with the execution of this Agreement is updated (to reflect events, circumstances or changes occurring after the date of execution of this Agreement) or amended (to reflect corrections made to the Stokely Disclosure Schedule which should have been so set forth on the date of this Agreement) at or before the Effective Time, and (I) in the case of any such update to the Stokely Disclosure Schedule as it relates to any provision of the Stokely Disclosure Schedule except as listed specifically in Section 6.12(ii) below, in Acquiror's reasonable judgment any such update represents a material change from the information disclosed in the Stokely Disclosure Schedule provided by Stokely concurrently with the execution of this Agreement, (ii) in the case of any such update to the Stokely Disclosure Schedule as it relates to Sections 3.01(b), 3.01(c), 3.04, 3.06, 3.07, 3.10,
3.11, 3.12, 3.13, 3.14, 3.15, 3.16, 3.18, 3.19, 3.20, 3.22, 3.23
and 3.25, in Acquiror's reasonable judgment any such update (together with all other updates and amendments) sets forth an event, circumstance or change that has resulted in, or has a reasonable possibility of resulting in, a Material Adverse Effect (without being limited by any Material Adverse Effect qualifiers in any of such sections listed above) on Stokely and the Stokely Subsidiaries (as defined in Section 6.05 hereof), or
(iii) in the case of any amendment to the Stokely Disclosure Schedule, in Acquiror's reasonable judgment any such amendment represents a material change from the information disclosed in the Stokely Disclosure Schedule provided by Stokely concurrently with the execution of this Agreement, then Acquiror shall have consented in writing to such update(s) and amendment(s).


                          ARTICLE VII
          CONDITIONS TO STOKELY'S OBLIGATION TO CLOSE

     The obligation of Stokely to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction and fulfillment, prior to and on the Effective
Date, of the following express conditions precedent:

     Section 7.01 Compliance by the Acquiror and the Acquisition Sub. (a) All terms, covenants and conditions of this Agreement required to be complied with and satisfied by the Acquiror and the Acquisition Sub at or prior to the Effective Time shall have been duly complied with and satisfied in all material respects, and (b) the representations and warranties made by Acquiror and the Acquisition Sub shall be true and correct in all material respects at and as of the Effective Time, except for those specifically relating to a time or times other than the Effective Time (which shall be true and correct in all material respects at such time or times). Stokely shall have received a certificate signed on behalf of each of the Acquiror and the Acquisition Sub by the Chief Executive Officer and the Chief Financial Officer to the foregoing effects.

     Section 7.02  Delivery of Merger Consideration.  The
Acquiror shall have made proper arrangements for the delivery of the Merger Consideration as described in Section 2.02 hereof.

     Section 7.03 Fairness Opinion. An opinion shall have been received by Stokely from Donaldson, Lufkin & Jenrette Securities Corporation dated as of the date of this Agreement and confirmed prior to distribution of the Stokely Proxy Statement to the shareholders of Stokely, to the effect that the consideration to be received by Stokely's shareholders pursuant to this Agreement is fair to the shareholders of Stokely from a financial point of view.

     Section 7.04 Opinion of Counsel for the Acquiror and the Acquisition Sub. Stokely shall have received an opinion of counsel from Robert W. Olson, General Counsel for the Acquiror and the Acquisition Sub, dated the Effective Date and in form and substance substantially similar to the form attached hereto as Exhibit C, together with such other opinions as Stokely may reasonably request.
                         ARTICLE VIII
         CONDITIONS TO THE RESPECTIVE OBLIGATIONS OF
    THE ACQUIROR, THE ACQUISITION SUB AND STOKELY TO CLOSE

     The respective obligations of the Acquiror, the Acquisition
Sub and Stokely to consummate the transactions contemplated by this Agreement are subject to the further conditions that:

     Section 8.01 Approval by Affirmative Vote of Shareholders. This Agreement and the Plan of Merger shall have been duly approved, confirmed and ratified by the requisite vote of the shareholders of Stokely and shall not have been revoked at any time prior to the Effective Date.

     Section 8.02 Requisite Regulatory Approvals. The parties hereto shall have received all requisite regulatory approvals set forth in Section 5.12 and required to consummate the transactions contemplated by this Agreement from the appropriate regulatory agencies and governmental entities, and each such approval shall remain in full force and effect and all statutory waiting periods in connection therewith shall have expired. No federal or state governmental or regulatory authority or other agency or commission, or federal or state court of competent jurisdiction, shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement nor shall any proceeding have been commenced or threatened by any federal or state governmental or regulatory authority or other agency or commission seeking to prevent consummation of the transactions contemplated by this Agreement.

     Section 8.03 Matters Relating to the Registration Statement. The Registration Statement shall have been declared effective and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws, the Securities Act and the Exchange Act relating to the issuance or trading of the Acquiror Stock issuable in connection with the Merger shall have been received.


                          ARTICLE IX
                         TERMINATION

     Section 9.01 Reasons for Termination. This Agreement may be terminated before the Effective Date, notwithstanding the approval and adoption of this Agreement or the Merger Agreement by the shareholders of Stokely:

          (a) By mutual consent of the Boards of Directors of Stokely, the Acquiror and the Acquisition Sub;

          (b) By either Stokely or the Acquiror if the Merger is not consummated on or before January 31, 1998, unless the failure to consummate shall be due to the failure of the party seeking to terminate to perform or observe the covenants and agreements of such party set forth herein;

          (c) by the Acquiror, provided the Acquiror has used its best efforts to ensure that all of the conditions set forth in Articles VII and VIII have been fulfilled, if any of the conditions set forth in Articles VI or VIII hereof shall not have been fulfilled and shall not have been waived on or before January 31, 1998 or shall have become impossible of fulfillment;

          (d) by Stokely, provided Stokely has used its best efforts to ensure that all of the conditions set forth in Articles VI and VIII have been fulfilled, if any of the conditions set forth in Articles VII or VIII hereof shall not have been fulfilled and shall not have been waived on or before January 31, 1998 or shall have become impossible of fulfillment; or

          (e) by either Stokely or the Acquiror if this Agreement and the Plan of Merger shall not have been approved on or before January 31, 1998 by the requisite vote of the shareholders of Stokely at a duly held meeting of such shareholders or at any adjournment or postponement thereof.

     Section 9.02 Effect of Termination. In the event this Agreement and the Plan of Merger are terminated as provided herein, this Agreement and the Plan of Merger shall become void and of no further force and effect without any liability on the part of the terminating party or parties or their respective shareholders, directors or officers; provided, however, that the last sentences of Sections 5.01, 5.02 and 10.12 and Sections 9.02, 9.03, 10.10 and 10.15 of this Agreement shall survive any such termination and that no party shall be relieved or released from any liability or damages arising out of its willful breach of any provision of this Agreement. In the event of termination of this Agreement, written notice thereof and the reasons therefor shall be given to the other parties by the terminating party.

     Section 9.03 Fee. Stokely hereby agrees to pay the Acquiror and the Acquiror shall be entitled to receipt of a fee (the "Acquiror Fee") as follows: (i) in the event (a) the Agreement is terminated solely as a result of the failure of the condition set forth in Section 8.01, (b) Stokely's Board of Directors shall have failed to approve or recommend this Agreement or the Merger, or (c) a competing offer is made to Stokely, Stokely's Board of Directors approves such offer and recommends that such offer be approved by the Stokely shareholders, the Merger is not consummated and the transaction underlying the competing offer is not consummated, then a fee of $250,000 and a number of shares of Preferred Stock of Stokely having a redemption value of $2,750,000, the designation, rights and preferences of which are set forth on Exhibit D, or (ii) following the occurrence of a Purchase Event (as defined below), a fee of $3,000,000 (but in the event a fee has already been paid pursuant to (i) above, then no additional fee will be paid, but the Preferred Stock shall be redeemed in accordance with the terms set forth on Exhibit D). Such payment shall be made in immediately available funds and such issuance shall be effectuated within five business days after delivery of notice of entitlement by the Acquiror.

     The term "Purchase Event" shall mean any of the following events, or Stokely agreeing to, in writing, enter into an agreement relating to any of the following events, occurring after the date hereof and before the Effective Time or occurring within twelve months of the date of termination of this Agreement pursuant to this Article IX:

          (a) the acquisition by any person, other than the Acquiror or any of its subsidiaries, alone or together with such person's affiliates and associates or any group, of beneficial ownership of 50% or more of Stokely Common Stock (for purposes of this Subsection (a), the terms "group" and "beneficial ownership" shall be as defined in Section 13(d) of the Exchange Act and regulations promulgated thereunder);

          (b) a merger, consolidation or any other similar transaction involving Stokely; or

          (c) a purchase, lease or other acquisition of all or substantially all of the assets of Stokely.

     Section 9.04 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Stokely; provided, however, that after any approval of the transactions contemplated by this Agreement by Stokely's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount of the consideration to be delivered to Stokely shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 9.05 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by Stokely's shareholders, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to Stokely's shareholders hereunder other than as contemplated by this Agreement. Any agreement on the part of a party hereto or any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                           ARTICLE X
                         MISCELLANEOUS

     Section 10.01 Notices. Any notice given hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, to the parties at the following addresses:

          If to the Acquiror and the Acquisition Sub, then to:

               Chiquita Brands International, Inc.
               250 East Fifth Street
               Cincinnati, Ohio 45202
               Attn:  Anthony D. Battaglia, President -
Diversified
               Foods

          With copies to:

               Robert W. Olson, Senior Vice President, General
Counsel
                   and Secretary
               Chiquita Brands International, Inc.
               250 East Fifth Street
               Cincinnati, Ohio  45202

          and

               Timothy E. Hoberg
               Taft Stettinius & Hollister
               1800 Star Bank Center
               425 Walnut Street
               Cincinnati, Ohio  45202-3957


          If to Stokely, then to:

               Stephen W. Theobald, President
                 and Chief Executive Officer
               Stokely USA, Inc.
               1230 Corporate Center Drive
               Oconomowoc, WI 53066-0248

          With a copy to:

               Mr. Frank J. Pelisek
               Michael Best & Friedrich LLP, Suite 3300
               100 E. Wisconsin Avenue
               Milwaukee, Wisconsin 53202


     Section 10.02 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns, but shall not be assigned by any party without the prior written consent of the other parties.

     Section 10.03 Articles and Other Headings. Articles and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 10.04 Entire Agreement. This Agreement embodies the entire agreement among the parties and supersedes all prior arrangements, understandings, agreements or covenants among the parties.

     Section 10.05  Governing Law.  This Agreement shall be
governed by the laws of the State of Wisconsin applicable to contracts made and to be performed therein.

     Section 10.06  Counterparts.  This Agreement may be
executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     Section 10.07 Closing. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Articles VI, VII and VIII, a closing (the "Closing") of the transactions provided for herein shall take place on a date chosen by Acquiror, which shall be no later than 30 days after all approvals required hereby have been received and all applicable waiting periods have expired, or on such later day as the parties may agree (the "Closing Date"), at the offices of Michael Best & Friedrich in Milwaukee, Wisconsin. In the event the Closing does not take place on the date referred to in the preceding sentence because any condition to the obligations of any party under this Agreement and the Plan of Merger is not met on that date, the other parties to this Agreement may postpone the Closing to any designated subsequent business day by giving the nonperforming party to this Agreement notice of the postponed date. At the Closing, the parties will exchange the certificates, opinions and other documents called for herein. Subject to the terms and conditions hereof, consummation of the Merger in the manner described herein shall be accomplished as soon as practicable after the exchange of the documents at the Closing has been completed.



     Section 10.08 Articles of Merger. Subject to the provisions of this Agreement, on the Closing Date, the Articles of Merger shall be signed, verified and affirmed as required by the WBCL and duly filed with the Department of Financial Institutions of the State of Wisconsin. The date and time such filing is to become and becomes effective is referred to herein as the "Effective Time."

     Section 10.09 Further Acts. Each of the parties (a) shall perform such further acts and execute such further documents as may be reasonably required to effect the Merger (including, without limitation, the certification, execution, acknowledgment and filing of the Plan of Merger), and (b) shall use all reasonable efforts to satisfy or obtain the satisfaction of the conditions set forth in Articles VI, VII and VIII hereof.

     Section 10.10 Expenses. Stokely and Acquiror shall each pay all of their own fees and expenses incident to the negotiation, preparation, execution and performance of this Agreement and the Shareholders' Meeting, including the fees and expenses of their own counsel, accountants, investment bankers and other experts, whether or not the transactions contemplated by this Agreement are consummated, except that the parties agree to divide equally the costs of printing the Registration Statement and the Proxy Statement/Prospectus, and Acquiror agrees to bear the entire cost of filing the Registration Statement with the SEC.

     Section 10.11 Attorney's Fees. Should any litigation or arbitration be commenced between the Acquiror and Stokely, or any of their affiliates, or any of the parties in interest set forth in Section 10.13 hereof, concerning this Agreement, or the rights and duties of the parties in relation to this Agreement, the party prevailing in such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and costs which it incurs in connection with such litigation or arbitration, as determined by the trier of fact in such litigation or arbitration or in a separate action brought for that purpose. The trier of fact in such litigation or arbitration shall specify the "prevailing party" and the "non-prevailing party" in the decision. If any such litigation or arbitration embraces more than one dispute and a party is the prevailing party with respect to less than all such disputes, the trier of fact shall apportion the costs and expenses and reasonable attorneys' fees incurred by the parties to the separate disputes, and equitably determine the amount to be borne by each party.

     Section 10.12 Nonsurvival of Representations and Warranties; Survival of Certain Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered by Stokely, the Acquiror or the Acquisition Sub pursuant to or in connection with this Agreement shall expire at the earlier of termination of this Agreement or the Effective Time, except that the agreements of the parties which by their terms are to be performed in whole or in part after the termination of this Agreement or the Effective Time shall survive the termination of this Agreement or the Effective Time. The confidentiality agreement previously executed by the parties hereto shall survive any termination of this Agreement.

     Section 10.13 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than (i) Section 5.10 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties) and (ii) Section 5.18,
Section 5.19, and Section 5.21 (which are intended to be for the benefit of the directors, officers and employees of Stokely and may be enforced by such persons).

     Section 10.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 10.15 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in the last sentence of each of Sections 5.01 and 5.02 of this Agreement (and the related confidentiality agreement between the parties) and Section 5.11 of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the last sentence of each of Sections 5.01 and 5.02 and Section 5.11 of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
     IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed as of the date first above written.


                         CHIQUITA BRANDS INTERNATIONAL, INC.


                    By:

                                        , its

                    Attest:

                                        , its



                         CHIQUITA ACQUISITION CORP.


                    By:

                                        , its

                    Attest:

                                        , its



                         STOKELY USA, INC.


                    By:
                         Stephen W. Theobald, President and
                           Chief Executive Officer


                    Attest:
                              Robert M. Brill, Vice President
and
                                Secretary

                          EXHIBIT A:


                 Agreement and Plan of Merger
                           EXHIBIT A

                 AGREEMENT AND PLAN OF MERGER



     This Agreement and Plan of Merger (the "Plan of Merger") is made and entered into as of ___________, 199_, between Chiquita Acquisition Corp., a Wisconsin corporation ("Acquiror"), and Stokely USA, Inc., a Wisconsin corporation (the "Company"). Acquiror and the Company are hereinafter sometimes collectively referred to as the "Constituent Corporations."


                           RECITALS

     Acquiror is a corporation duly organized and validly existing under the laws of the State of Wisconsin. As of the date hereof, the authorized capital stock of Acquiror consists of 9,000 shares of common stock, $0.01 par value per share ("Acquiror Common Stock"), of which 100 shares were issued and outstanding at September __, 1997.

     The Company is a corporation duly organized and validly existing under the laws of the State of Wisconsin. As of the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of the Company common stock, $0.05 par value per share ("Company Common Stock"), of which __________ shares were issued and outstanding at September __, 1997; and 1,000,000 shares of Preferred Stock, $0.10 par value per share, of which none are outstanding as of the date hereof.

     Chiquita Brands International, Inc., a New Jersey corporation
("Chiquita"), Acquiror and the Company have entered into an Agreement and Plan of Reorganization, dated September __, 1997 (the "Agreement"), setting forth certain representations, warranties, covenants and agreements in connection with the transactions therein and herein contemplated and which contemplates the merger of the Acquiror with and into the Company (the "Merger") in accordance with this Plan of Merger.

     The respective Boards of Directors of Acquiror and the Company deem the Merger advisable and in the best interest of each such corporation and their respective shareholders. The respective Boards of Directors of Acquiror and the Company, by resolutions duly adopted, have approved the Agreement and this Plan of Merger and the transactions contemplated thereby, and the same have been submitted to and approved by the requisite vote of the Company's shareholders.

     Therefore, in consideration of the premises and the mutual covenants and agreements contained herein, Acquiror and the Company hereby covenant and agree as follows:


                           ARTICLE I

     1.01 Merger of the Acquiror into the Company. The Acquiror shall be merged with and into the Company at the Effective Time (as defined in Section
1.02 hereof) in accordance with the applicable provisions of the Wisconsin Business Corporation Law (the "WBCL") and on the terms and subject to the conditions contained in the Agreement. Simultaneously with the effectiveness of the Merger, (a) the separate existence of the Acquiror shall cease, and (b) the Company, as the surviving corporation (the "Surviving Corporation"), shall continue to exist under and be governed by the WBCL.

     1.02 Effective Time. The Merger shall be consummated upon the receipt of appropriate Articles of Merger by the Department of Financial Institutions of the State of Wisconsin in the form and manner required by the WBCL. The close of business on the date on which such Articles of Merger shall have been received is herein referred to as the "Effective Time," unless some other date is agreed upon by Acquiror and the Company, and subject to the terms and conditions hereof, the Effective Time shall occur on the Closing Date (as defined in Section 10.07 of the Agreement).

     1.03 Effect of the Merger.  From and after the Effective Time:

          (a) The separate existence of Acquiror shall cease and be merged with and into the Company, as the Surviving Corporation, which shall possess all of the rights, privileges, immunities, powers and franchises of a public as well as of a private nature, and shall be subject to all of the restrictions, disabilities and duties, of each of the Company and Acquiror; and all singular rights, privileges, immunities, powers and franchises of each of the Company and Acquiror, and all property, real, personal and mixed, and all debts due to either the Company or Acquiror in whatever amount, including subscriptions to shares, and all other things in action or belonging to each of the Company and Acquiror shall be vested in the Surviving Corporation; and all property, rights, privileges, immunities, powers and franchises, and all and every interest, shall be thereafter as effectually the property of the Surviving Corporation as they were of the Company and Acquiror and the title to any real estate, or interest therein, vested by deed or otherwise, in either of the Company or Acquiror shall not revert or be in any way impaired by reason of the Merger.

          (b) All rights of creditors and all liens upon any property of the Company or Acquiror shall be preserved unimpaired and all debts, liabilities and duties of the Company or Acquiror shall thenceforth attach to the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by it, provided, however, that all such liens shall attach only to those assets to which they were attached prior to the Effective Time.

          (c) Any action or proceeding, whether civil, criminal or administrative, instituted, pending or threatened by or against either the Company or Acquiror or relating to their assets, liabilities or shares of common stock shall be prosecuted as if the Merger had not taken place, and the Surviving Corporation may be substituted as a party in such action or proceeding in place of the Company or Acquiror.

     1.04 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of the Company or the Acquiror acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (b) otherwise carry out the purposes of the Agreement and this Plan of Merger, each of the Company, the Acquiror and their proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of the Agreement and this Plan of Merger; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company and the Acquiror or otherwise to take any and all such action.


                          ARTICLE II

     2.01 Name.  The name of the Surviving Corporation shall be "Stokely USA,
Inc."

     2.02 Articles of Incorporation. The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time will, from and after the Effective Time, be the Articles of Incorporation of the Surviving Corporation until the same are duly amended in accordance with applicable law.

     2.03 Bylaws. The Bylaws of the Company, as in effect immediately prior to the Effective Time will, from and after the Effective Time, be the Bylaws of the Surviving Corporation until the same are amended as provided therein or provided in the Articles of Incorporation of the Surviving Corporation.

     2.04 Officers and Directors. Upon the effectiveness of the Merger, the officers and directors of the Surviving Corporation shall be the persons serving in such positions of Acquiror immediately prior to such effectiveness.
                          ARTICLE III

     3.01 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, the Company or the holder of any of the following securities, the shares of Acquiror and the Company shall be converted as follows:

          (a) Each share of Common Stock of the Acquiror issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of Common Stock of the Surviving Corporation; and

          (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares held by the Company or any of its wholly-owned subsidiaries, which shall be canceled) shall cease to be outstanding and shall be converted into and become the right to receive such fraction of a share of common stock, $.33 par value per share, of Chiquita ("Chiquita Stock"), as is equal to $1.00 divided by the average closing price of Chiquita Stock on the New York Stock Exchange Composite Tape for the fifteen consecutive trading days immediately preceding the Effective Time, subject to the provisions of
     Section 3.01(c) hereof with regard to the nonissuance of fractional shares (the "Merger Consideration").

          (c) Notwithstanding any other provision of the Agreement or this Plan of Merger, no certificates or scrip representing fractional shares of Chiquita Stock shall be issued upon the surrender for exchange of Certificates (as defined in Section 3.02 hereof). Any holder of Company Common Stock who would otherwise have been entitled to a fractional share of Chiquita Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the average of the last reported sales price per share of Chiquita Stock on the New York Stock Exchange Composite Tape for the fifteen consecutive trading days ending with the last trading day prior to the Effective Time, without any interest thereon. Any such holder shall not be entitled to vote or to any other rights of a holder of Chiquita Stock in respect of such fractional share.

     3.02 Surrender and Payment.

          (a) As of the Effective Time, Chiquita shall deposit, or shall cause to be deposited with a bank or trust company designated by Chiquita and satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of the Company Common Stock for exchange in accordance with this Article III, the amount of cash payable in the Merger (for fractional shares) and certificates representing the shares of Chiquita Stock payable and issuable in exchange for outstanding shares of the Company Common Stock.

          (b) Within three business days after the Effective Time, Chiquita shall cause the Exchange Agent to request (in the form of a letter of transmittal and instructions for effecting the surrender) each registered holder of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock (the "Certificates") to surrender such Certificates for exchange. Upon such surrender, Chiquita shall cause the Exchange Agent to promptly issue to the holder of such Certificates the number of whole shares of Chiquita Stock which such holder is entitled to receive pursuant to Section 3.01, and cash in payment of any fractional shares, and the Certificates so surrendered shall be canceled. Until so surrendered, such Certificates shall represent solely the right to receive the applicable number of shares of Chiquita Stock with respect to the number of shares of Company Common Stock evidenced thereby. No dividends or other distributions declared or made after the Effective Time with respect to shares of Chiquita Stock with a record date after the Effective Time shall be paid to the holder of an unsurrendered Certificate with respect to the shares of Chiquita Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to
     Section 3.01(c) hereof until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the registered holder of the certificates representing whole shares of Chiquita Stock issued in exchange therefore, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Chiquita Stock to which such holder is entitled pursuant to Section 3.01(c) hereof and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Chiquita Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Chiquita Stock, as the case may be. If any cash or certificate evidencing shares of Chiquita Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to Chiquita any transfer or other taxes required by reason of the issuance of certificates for such shares of Chiquita Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Chiquita that such tax has been paid or is not applicable.

     3.03 Dissenting Shares. "Dissenting Shares" means any shares held by any holder who becomes entitled to payment of the fair value of such shares under the WBCL. Notwithstanding any provision of this Agreement to the contrary, if required by the WBCL but only to the extent required thereby, shares of Stokely Common Stock which are issued and outstanding immediately prior to the Effective Date and which are held by holders of such shares of Stokely Common Stock who have properly exercised dissenters' rights with respect thereto in accordance with the WBCL will not be exchangeable for the right to receive the Merger Consideration, and holders of such Dissenting Shares will be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the WBCL unless and until such holders fail to perfect or effectively withdraw or lose their rights to direct and receive payment of fair value under the WBCL. If, after the Effective Date, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Shares will thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Date, the right to receive the Merger Consideration, without any interest thereon. Notwithstanding anything to the contrary contained in this Section 3.03 or the Agreement, if the Merger is rescinded, abandoned or not effectuated, then the right of any shareholder to be paid the fair value of such shareholders' Dissenting Shares pursuant to the WBCL shall cease. Stokely shall give Acquiror prompt notice of any demands and withdrawals of such demands received by Stokely relating to the exercise of, or of Stokely's learning of the intent to exercise, dissenters' rights. Stokely shall not, without the prior consent of Chiquita, make any payment with respect to any demands for payment of fair value or offer to settle or settle any such demands.
                          ARTICLE IV

     4.01 Notices. All documents, notices, requests, demands and other communications that are required or permitted to be delivered or given under this Plan of Merger shall be in writing and shall be deemed to have been duly delivered or given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

          If to Chiquita and Acquiror, then to:

               Chiquita Brands International, Inc.
               250 East Fifth Street
               Cincinnati, Ohio 45202
               Attn:  Anthony D. Battaglia, President - Diversified Foods

          With copies to:

               Robert W. Olson, Senior Vice President, General Counsel
                   and Secretary
               Chiquita Brands International, Inc.
               250 East Fifth Street
               Cincinnati, Ohio  45202

          and

               Timothy E. Hoberg
               Taft Stettinius & Hollister
               1800 Star Bank Center
               425 Walnut Street
               Cincinnati, Ohio  45202-3957

          If to the Company, then to:

               Stephen W. Theobald, President
                 and Chief Executive Officer
               Stokely USA, Inc.
               1230 Corporate Center Drive
               Oconomowoc, WI 53066-0248

          With a copy to:

               Mr. Frank J. Pelisek
               Michael Best & Friedrich LLP, Suite 3300
               100 E. Wisconsin Avenue
               Milwaukee, Wisconsin 53202


or to such other person or address as a party hereto shall specify hereunder.
     4.02 Consummation of the Merger.  Consummation of the Merger is
conditioned upon the fulfillment or waiver of the conditions precedent set forth in Articles Six, Seven and Eight of the Agreement.

     4.03 Counterparts. This Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

     4.04 Governing Law. This Plan of Merger shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the laws of the State of Wisconsin.

     4.05 Amendment. Subject to applicable law, this Plan of Merger may be amended, modified or supplemented only by written agreement of Acquiror and the Company, by their respective officers thereunto duly authorized, at any time prior to the Effective Time.

     4.06 Waiver. Any of the terms or conditions of this Plan of Merger may be waived at any time by whichever of the Constituent Corporations is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such Constituent Corporation.

     4.07 Termination. This Plan of Merger shall terminate simultaneously upon the termination of the Agreement in accordance with Article Nine thereof. There shall be no liability on the part of any of the parties hereto (or any of their respective directors or officers) except as otherwise provided in the Agreement.
     IN WITNESS WHEREOF, each of the Constituent Corporations have caused this Plan of Merger to be executed on their behalf by their officers hereunto duly authorized all as of the date first above written.



 ATTEST:                         STOKELY USA, INC.




 By:______________________________      By:_______________________________





 ATTEST:                         CHIQUITA ACQUISITION CORP.




 By:______________________________      By:_______________________________

                          EXHIBIT B:


                     Form of Legal Opinion
                              of
                 Michael Best & Friedrich LLP
                          EXHIBIT B:

                     FORM OF LEGAL OPINION
                              OF
                 MICHAEL BEST & FRIEDRICH LLP




     We have acted as counsel to Stokely USA, Inc.
(the "Company") in connection with the merger of Chiquita Acquisition Corp. with and into the Company (hereinafter, the "Transaction") as set forth in the Agreement and Plan of Reorganization By and Among Chiquita Brands International, Inc., Chiquita Acquisition Corp. and the Company dated as of September __, 1997 (the "Agreement"). This Opinion Letter is provided pursuant to Section 6.04 of the Agreement. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined in the Agreement or the Accord (as defined below).

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. In addition, all of the General Qualifications set forth in the Accord apply to all opinions expressed below. The law covered by the opinions expressed herein is limited to the Law of the State of Wisconsin and the federal Law of the United States expressly referenced herein. We have relied upon factual representations made by the Company in Article III of the Agreement.

     Based upon and subject to the foregoing, we are of the opinion that:

            (i) The Company is a corporation duly incorporated, validly existing and in active status (meaning it has filed its annual report for its most recently completed report year and has not filed articles of dissolution) under the laws of the State of Wisconsin, and has the requisite corporate power and authority to carry on its business as now being conducted.

           (ii) The Company has the requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder and to consummate the Transaction contemplated thereby.

          (iii) The execution and delivery of the Agreement by the Company and the consummation by the Company of the Transaction contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Company.

           (iv) The Agreement has been duly and validly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms.

            (v) The execution and delivery of the Agreement by the Company do not, and the performance of the Agreement by the Company will not, conflict with or violate, (a) the Company's Articles of Incorporation or By-Laws, in
          each case as amended to date and presently in effect, or (b) any Laws applicable to the Company or its properties.

           (vi) The authorized capital stock of the Company consists of 20,000,000 shares of common stock having a par value of $0.05 per share and 1,000,000 shares of preferred stock having a par value of $0.10 per share. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable except for statutory liability under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

          (vii) To our Actual Knowledge, there is no legal or governmental proceeding pending or threatened to which the Company is a party which is required to be described in the Proxy Statement and is not so described, nor any contract, document, transaction or relationship to which the Company is a party which is required to be described in the Proxy Statement which is not so described.

         (viii) The Proxy Statement (excluding the financial statements and other financial and statistical information included or incorporated therein or omitted therefrom, and all information about, or supplied or omitted by, the Acquiror or the Acquisition Sub for use in the Proxy Statement, as to all of which we do not express any opinion), at the time it was first mailed to holders of Stokely Common Stock and of the date of the Shareholders' Meeting, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

     This Opinion Letter may be relied upon by you only in connection with the Agreement and may not be used or relied upon by you or any other person for any other purpose whatsoever, except to the extent authorized in the Accord, without in each instance our prior written consent.
In a Separate Letter:

     We have participated in the preparation and filing of the Proxy Statement and, in the course of such preparation, in conferences with certain officers and employees of the Company with respect thereof. Although we are not passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated in the Proxy Statement, during the course of such participation no facts have come to our attention which would lead us to believe that the Proxy Statement, at the time it was first mailed to holders of Stokely Common Stock and at the time of the Shareholders' Meeting, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that we do not comment with respect to the financial statements and other financial and statistical information included or incorporated therein or omitted therefrom, or any information about, or supplied or omitted by, the Acquiror or Acquisition Sub for use in the Proxy Statement).


     We assume no obligation to advise you or any events that occur subsequent to the date of this letter. This letter is being furnished to you solely for your benefit and may not be relied upon by any other person or for any other purpose, and it may not be quoted in whole or in part or otherwise referred to and it may not be filed with or furnished to any governmental agency or other person or entity without the prior written consent of this firm.


















                          EXHIBIT C:


                     Form of Legal Opinion
                              of
         Robert W. Olson, General Counsel of Acquiror
                          EXHIBIT C:

                     FORM OF LEGAL OPINION
                              OF
         ROBERT W. OLSON, GENERAL COUNSEL OF ACQUIROR
      [Introductory language to be provided by Mr. Olson]


     1. Each of the Acquiror and the Acquisition Sub has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties.

     2. All of the outstanding shares of capital stock of, or other ownership interest in, the Acquisition Sub has been duly authorized and validly issued and is fully paid and non-assessable and, to our knowledge, are owned by the Acquiror, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

     3. The Acquiror and the Acquisition Sub each have the requisite corporate power and authority to execute and deliver the Agreement and to perform its respective obligations thereunder and to consummate the Transactions contemplated thereby.

     4. The Agreement has been duly authorized, executed and delivered by the Acquiror and the Acquisition Sub, and is a valid and binding agreement of the Acquiror and the Acquisition Sub, enforceable in accordance with its terms, except as such terms may be affected by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity; and the Plan of Merger, the Registration Rights Agreement and the [Debt-Related] Agreements have each been duly authorized, executed and delivered by the Acquiror, and each is a valid and binding agreement of the Acquiror, enforceable in accordance with its respective terms, except as such terms may be affected by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     5. All of the issued and outstanding shares of Acquiror Stock have been duly authorized and validly issued, fully paid and non-assessable. The Acquiror Stock to be issued pursuant to the Agreement has been duly authorized and, when issued and delivered as provided by the Agreement upon consummation of the Merger, will be validly issued, fully paid and non-assessable; the issuance of such Acquiror Stock is not subject to any preemptive rights; and such Acquiror Stock has been accepted for listing on the New York Stock Exchange, subject to notice of issuance.



     6. The authorized capital stock of the Acquiror, including the Acquiror Common Stock, conforms as to legal matters to the description thereof incorporated by reference in the Proxy Statement; and to our knowledge, the authorized, issued and outstanding capital stock of the Acquiror as of ___________, 1997 was as described in the Proxy Statement under the heading "Capitalization."

     7. The Registration Statement has become effective under the 1933 Act, and no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or contemplated by the Securities and Exchange
Commission.

     8. The execution, delivery and performance of the Agreement, the Plan of Merger, the Registration Rights Agreement and the [Debt-Related] Agreements by the Acquiror and of the Agreement by the Acquisition Sub, compliance by the Acquiror and the Acquisition Sub with all the applicable provisions thereof and the consummation of the transactions contemplated thereby does not (i) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the articles of incorporation or bylaws (as amended or restated) of the Acquiror or the Acquisition Sub; or (ii) violate or conflict with any Laws applicable to the Acquiror or the Acquisition Sub, or their respective properties.

     9. To our knowledge, there is no legal or governmental proceeding pending or threatened to which the Acquiror or the Acquisition Sub is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Proxy Statement and is not so described, nor any contract, document, transaction or relationship which is required to be described in the Registration Statement or the Proxy Statement or required to be filed as an exhibit to the Registration Statement which is not described or filed as required.

     10. The Registration Statement (except for the financial statements and other statistical or financial data included or incorporated therein or omitted therefrom, and all information about, or supplied or omitted by, Stokely for use in the Registration Statement, as to all of which we express no opinion) as of the effective date thereof complied as to form in all material respects with the Securities Act of 1933, as amended.

     11. The Proxy Statement (except for the financial statements and other financial or statistical data included or incorporated therein or omitted therefrom and all information about, or supplied or omitted by, Stokely for use in the Proxy Statement, as to all of which we express no opinion), at the time it was first mailed to the holders of Stokely Common Stock and as of the date hereof, complies as to form in all material respects with the Securities Exchange Act of 1934, as amended ("1934 Act").

     12. The descriptions in the Registration Statement and the Proxy Statement of contracts and other documents filed as exhibits to the Acquiror's periodic filings under the 1934 Act are accurate in all material respects; and to our knowledge, there has been no challenge by any person to the legality, validity or enforceability of any material agreement of the Acquiror expressly referenced in the Proxy Statement.

     In addition, we have participated in conferences with officers and representatives of the Acquiror and the Acquisition Sub, and representatives of the independent accountants of the Acquiror and the Acquisition Sub, which the contents of the Registration Statement and the Proxy Statement and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Proxy Statement (except as provided in paragraphs 10, 11, and 12 above) and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to our attention that have led us to believe the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Proxy Statement, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements, pro forma financial information, schedules and other financial or statistical data included or incorporated therein or omitted therefrom, or any information about, or supplied or omitted by, Stokely for use in the Registration Statement or the Proxy Statement.

                          EXHIBIT D:

                 Additional Terms of Issuance
                      of Preferred Stock
                              and
              Form of Certificate of Designation,
             Preferences Rights and Limitations of
                    Class A Preferred Stock
                              of
                       Stokely USA, Inc.
                          EXHIBIT D:

                 ADDITIONAL TERMS OF ISSUANCE
                      OF PREFERRED STOCK
                              AND
              FORM OF CERTIFICATE OF DESIGNATION,
            PREFERENCES, RIGHTS AND LIMITATIONS OF
                    CLASS A PREFERRED STOCK
                              OF
                       STOKELY USA, INC.



     A. Prior to the issuance of shares of Class A Preferred Stock to the Acquiror, Stokely USA, Inc., a Wisconsin corporation (the "Company"), shall have received the notice referred to in Section 9.03 of the Agreement and Plan of Reorganization Among Chiquita Brands International, Inc. (the "Acquiror"), Chiquita Acquisition Corp. and the Company dated as of September __, 1997 (the "Agreement"), the Acquiror shall be entitled to receive the Class A Preferred Stock in accordance with the terms of Section 9.03 of the Agreement, and the following conditions also must be met:

     1. The Acquiror shall sign a Subscription Agreement, wherein it will represent that it is acquiring the shares of Class A Preferred Stock for its own account, and that it has no intention of selling or transferring such securities in a distribution in violation of the federal securities laws or any applicable state securities law and that it is an "accredited investor" within the meaning of Rule 501 of Regulation D.

     2. In connection with any proposed transfer of the Class A Preferred Stock, the holder thereof shall deliver a written notice to the Company describing in reasonable detail the proposed transfer, together with an opinion of legal counsel (such as, but not limited to, the Acquiror's in-house counsel), which to the Company's reasonable satisfaction is knowledgeable in securities law matters, to the effect that such proposed transfer may be effected without registration at both the federal level and the applicable state(s) level.


     B. Stokely USA, Inc., a Wisconsin corporation, does hereby certify that, pursuant to authority conferred upon its Board of Directors by its Restated and Amended Articles of Incorporation and by the provisions of Section 180.0602 of the Wisconsin Business Corporation Law ("WBCL"), the following resolution will be adopted by its Board of Directors at a meeting duly called and held:




          RESOLVED, that pursuant to the authority conferred upon the Board of Directors of Stokely USA, Inc. (the "Board") by the provisions of its Restated and Amended Articles of Incorporation and by the provisions of Section 180.0602 of the WBCL, there will hereby be created a class of Preferred Stock of the Company, which class shall have the powers, designation, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, as set forth herein.

     Section 1. Designation of Class; Number of Shares. The designation of such class shall be "Class A Preferred Stock," par value $.10 per share, and the number of shares constituting such class shall be 55 shares.

     Section 2. Rank. The Class A Preferred Stock shall rank: (i) junior to any other class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to the Class A Preferred Stock (collectively, the "Senior Securities"); (ii) prior to all of the Company's Common Stock, $.05 par value per share ("Common Stock"); (iii) prior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on parity with the Class A Preferred Stock (collectively, the "Junior Securities"); and (iv) on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Class A Preferred Stock ("Parity Securities"), in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company.

     Section 3. Dividends. Subject to the rights of the holders of any Senior Securities, the holders of record of Class A Preferred Stock shall be entitled to receive, out of funds legally available therefor, cash dividends from the date of issuance of the shares of Class A Preferred Stock accruing at the rate of $6,000 per share per annum (calculated on the basis of a 365 day year), payable in quarterly installments of $1,500 per share per fiscal quarter (but paid for the actual number of days elapsed in a quarter), to and including the date on which the redemption of such shares of Class A Preferred Stock shall have been effected or on which payment with respect to such share shall have been made pursuant to any liquidation, dissolution or winding up of the Company. All dividends payable hereunder shall be payable quarterly in arrears when specified above or otherwise as the Board of Directors may from time to time determine when and as declared by the Board of Directors, provided, however, that if any of the regularly scheduled quarterly dividends specified above are not paid at any time when scheduled, the amount(s) not paid when scheduled shall accrue interest and be due and owing from the Company to the holders of record of the Class A Preferred Stock at the rate of 14% per annum from the date of the scheduled payments until such payments are received by the holders. The right to such dividends on the Class A Preferred Stock shall be cumulative and the holders of such shares shall be entitled to receive payment in full (with interest at the rate of 14% per annum as specified above) for any and all quarterly dividends on such shares that are not declared in any quarter. The holders of Class A Preferred Stock shall be entitled to no other cash or non-cash dividends in excess of the dividends specified above. Declaration and payment of dividends on other Parity Securities shall be on parity with the Class A Preferred Stock and no dividends shall be declared or paid on any Common Stock or Junior Securities until all unpaid cumulative dividends on the Class A Preferred Stock and all unpaid interest as hereinbefore specified are paid in full.

     Section 4. Redemption. The Company shall, and is required to, redeem, out of funds legally available therefor, all of the shares of Class A Preferred Stock upon the earlier of the occurrence of a "Purchase Event" (as defined in the Agreement) or August 31, 1998. In addition, the Company, at its option, on one or more occasions, provided the Company may legally do so at such time, may redeem all or any part of the Class A Preferred Stock on any date set by the Board. The redemption price for the Class A Preferred Stock shall be a cash amount per share of $50,000 (plus interest accruing thereon at the rate of 14% per annum if such redemption price is not paid when required under this Section 4) plus all unpaid dividends and interest accruing thereon as specified in Section 3. In order to redeem the Class A Preferred Stock hereunder, the Company shall send to each holder of a share of Class A Preferred Stock a written notice demanding redemption under this
Section 4, which notice shall specify the date of redemption (which shall not be less than two business days after receipt of such notice by each such holder), specify the total number of shares of Class A Preferred Stock to be redeemed (and the number of each such holders' shares to be redeemed if less than all of the shares are to be redeemed), and specify the redemption price and place of payment (provided that neither failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Class A Preferred Stock to be redeemed).

     Section 5. Reacquired Shares. Any shares of Class A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after such purchase or acquisition. All such cancelled shares shall thereupon become authorized and unissued shares of Preferred Stock and may be reissued as part of any new class of series of Preferred Stock, subject to conditions and restrictions on issuance set forth in the Company's Articles of Incorporation, as may be amended or restated from time to time, or in any applicable law.

     Section 6. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company shall be made to or set apart for the holders of any Common Stock or Junior Securities, but in parity with any distribution to Parity Securities, each holder of shares of Class A Preferred Stock shall be entitled to receive from the assets of the Company an amount per share of $50,000 plus all unpaid dividends and interest accruing thereon as specified in Section 3. If the assets distributable upon such liquidation, dissolution or winding up of the Company shall be insufficient to permit payment to the holders of shares of Class A Preferred Stock and Parity Securities of the full preferential amount as set forth in this Section 6, then such assets shall be distributed ratably among the shares of Class A Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such class or series is entitled. Consolidation or merger of the Company with or into one or more other corporations, or a sale, whether for cash, securities or properties, of all or substantially all of the assets of the Company, shall be deemed and construed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 6.

     Section 7. No Voting Rights. The holders of shares of Class A Preferred Stock shall have no voting power whatsoever, except as otherwise provided by the WBCL, and no holder of shares of Class A Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Company or the shareholders thereof or be entitled to notification as to any meeting of the shareholders.

     To the extent that under the WBCL, the vote of the holders of the Class A Preferred Stock, voting separately as a class, is required to authorize a given action of the Company, the affirmative vote of the holders of at least a majority of shares of Class A Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Class A Preferred Stock (except as otherwise may be required under the WBCL) shall constitute the approval of such action by the class. To the extent that under the WBCL the holders of shares of Class A Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Class A Preferred Stock shall be entitled to one vote per share.

     Section 8. Preference Rights. Nothing contained herein shall be construed to prevent the Board from issuing one or more classes or series of Preferred Stock with dividends and/or liquidation preferences senior to, on parity with, or junior to the dividend and liquidation preferences of the Class A Preferred Stock.

                          EXHIBIT E:


                 Debt-Holder Letter Agreement



                      September 29, 1997



State of Wisconsin Investment Board
121 East Wilson Street
P.O. Box 7842
Madison, WI 53707

Allstate Insurance Company
3075 Sanders Road
North Brook, IL 60062

Foothill Capital Corporation
11111 Santa Monica Boulevard
15th Floor
Los Angeles, CA 90025

Nomura Holding America, Inc.
2 World Financial Center
21st Floor
New York, NY 10281

Oppenheimer & Co., Inc.

Contrarian Capital Fund I, L.P.

The Chase Manhattan Bank as directed
  Trustee for the IBM Retirement Plan Trust

Mellon Bank, N.A. as Trustee for
  First Plaza Group Trust

c/o Contrarian Capital Management, L.L.C
411 W. Putnam Avenue
Suite 225
Greenwich, CT 06830

Gentlemen:

          Reference is made to the Agreement and Plan of Reorganization (the "Merger Agreement") among Chiquita Brands International, Inc. ("Chiquita"), Chiquita Acquisition Corp., and Stokely USA, Inc. ("Stokely"). The following sets forth our understanding of the treatment of certain of Stokely's debt instruments prior to and contemporaneous with the closing of the transaction described in the Merger Agreement (the "Closing"). State of Wisconsin Investment Board shall be referred to herein as "SWIB," Allstate Insurance Company shall be referred to herein as "Allstate," and the remaining addressees shall be referred to herein together with SWIB as the "Noteholders."

1.   AMENDED AND RESTATED SENIOR SECURED NOTES DUE JANUARY 15,
2000      (the "Notes")

          Stokely proposes the Notes and the Series A Warrants and Series B Warrants issued to the Noteholders in connection with the issuance of the Notes (the "Warrants") be treated as follows.

          a. At the Closing, the Noteholders shall sell the Notes to Chiquita in exchange for a number of shares of Chiquita common stock (the "Stock") having a value equal to the par value of the Notes. The value of the Stock for purposes of the exchange at par shall be computed on the basis of the average closing price of Chiquita common stock on the New York Stock Exchange Composite Tape for the 15 consecutive trading days immediately preceding the Closing. In lieu of any fractional share of Stock which might otherwise result from such exchange, a cash payment shall be made by Chiquita to each of the Noteholders in an amount equal to the product of such fraction multiplied by the value of the Stock, computed as described above.

          b. The Noteholders shall waive and forgo any Make-Whole Premium payable with respect to the Notes.

          c. The Noteholders shall surrender the Warrants to Chiquita for cancellation for no additional consideration in connection with the exchange of the Notes for the Stock.

          d. The Noteholders shall defer to the Closing all Required Principal Payments due on the Notes from the date hereof through the Closing.

          e. The Noteholders shall defer to the Closing all interest payments due on the Notes from the date hereof through the Closing. Accrued interest from June 30, 1997 to the Closing shall be capitalized. At the Closing, the Noteholders shall receive a number of shares of Stock having a value equal to the amount of capitalized interest. The value of the Stock for this purpose shall be computed on the basis of the average closing price of Chiquita common stock on the New York Stock Exchange Composite Tape for the 15 consecutive trading days immediately preceding the Closing. In lieu of any fractional share of Stock which might otherwise result from such computation, a cash payment shall be made by Chiquita to each of the Noteholders in an amount equal to the product of such fraction multiplied by the value of the Stock, computed as described above.

2.   $3,000,000 CITY OF ACKLEY, IOWA
     INDUSTRIAL DEVELOPMENT REVENUE BONDS
     (STOKELY USA, INC. PROJECT) SERIES 1989

     $1,600,00 VILLAGE OF POYNETTE, WISCONSIN
     REFUNDING REVENUE BONDS
     (STOKELY USA, INC. PROJECT)

     $4,000,000 VILLAGE OF WAUNAKEE, WISCONSIN
     INDUSTRIAL REVENUE BONDS
     (STOKELY USA, INC. PROJECT)

          Stokely makes the following proposal with respect to the above-noted bond issues (the "Bonds").

          a. Allstate shall agree to waive any prepayment restrictions and optional redemption premiums payable to Allstate with respect to the Bonds.

          b. Accrued interest from the last interest payment date on the Bonds prior to the date hereof through the Closing shall be deferred and capitalized.

          c. Allstate shall deliver the Bonds to Chiquita at the Closing in exchange for a number of shares of Stock having a value equal to the par value of the Bonds plus the amount of capitalized interest. The value of the Stock for this purpose shall be computed on the basis of the average closing price of Chiquita common stock on the New York Stock Exchange Composite Tape for the 15 consecutive trading days immediately preceding the Closing. In lieu of any fractional share of Stock which might otherwise result from such computation, a cash payment shall be made by Chiquita to Allstate in an amount equal to the product of such fraction multiplied by the value of the Stock, computed as described above.

3.   $6,000,000 VILLAGE OF POYNETTE, WISCONSIN
     INDUSTRIAL REVENUE BONDS
     (STOKELY USA, INC. PROJECT)

          Stokely makes the following proposal with respect to the above-noted Bonds ("$6M Poynette Bonds").

          Allstate shall deliver its $3,580,000 of the $6M Poynette Bonds to Chiquita at the Closing in exchange for a number of shares of Stock having a value equal to the par value of its $3,580,000 of the $6M Poynette Bonds. The value of the Stock for purposes of the exchange at par shall be computed on the basis of the average closing price of Chiquita common stock on the New York Stock Exchange Composite Tape for the 15 consecutive trading days immediately preceding the Closing. In lieu of any fractional share of Stock which might otherwise result from such exchange, a cash payment shall be made by Chiquita to Allstate in an amount equal to the product of such fraction multiplied by the value of the Stock, computed as described above.

4.   REGISTRATION RIGHTS

          The registration rights with respect to the Stock to be delivered under paragraphs 1 through 3 hereof are described in Exhibit A attached hereto.

5.   AGREEMENT TO RETAIN DEBT INSTRUMENTS

          Each of the Noteholders and Allstate agree to retain ownership of, and not sell, transfer, assign, or otherwise dispose of, any of the Notes, Warrants, Bonds, or $6M Poynette
Bonds, or any interest therein, prior to the Closing.

6.   $3,000,000 CITY OF GREEN BAY, WISCONSIN
     INDUSTRIAL REVENUE BONDS
     (STOKELY USA, INC.)

     $3,000,000 TOWN OF UTICA, WISCONSIN
     INDUSTRIAL REVENUE BONDS
     (STOKELY USA, INC.)

     $4,000,000 PORT OF WALLA WALLA PUBLIC CORPORATION
     INDUSTRIAL REVENUE BONDS, SERIES 1990
     (STOKELY USA, INC.)

     $3,000,000 CITY OF WELLS, MINNESOTA
     INDUSTRIAL REVENUE BONDS
     (STOKELY USA, INC. PROJECT) SERIES 1991

          Stokely will remain obligated under the terms of the above-noted Bonds.

          Stokely requests that each of you acknowledge and agree to the foregoing terms, and commit to participate in the transactions outlined above assuming the transaction described in the Merger Agreement is consummated. If you are in agreement with the foregoing, please execute the enclosed copy of this letter and return it to me.

                              Sincerely,

                              STOKELY USA, INC.



                              Stephen W. Theobald
                              President and Chief Executive
Officer
          Each of the undersigned acknowledges and agrees to the terms outlined above and agrees to participate in the transactions described above, and each of the undersigned understands that this letter will constitute the binding obligation of the undersigned, subject only to (i) the receipt of signatures from all of the undersigned parties; (ii) the execution of the Merger Agreement by all parties thereto on or before September 30, 1997; and (iii) the Closing occurring on or before January 31, 1998.



STATE OF WISCONSIN INVESTMENT BOARD     ALLSTATE INSURANCE COMPANY
Title:________________________          Title:________________________



FOOTHILL CAPITAL CORPORATION            NOMURA HOLDING AMERICA, INC.


By:___________________________          By:___________________________
Title:________________________          Title:________________________



THE CHASE MANHATTAN BANK                OPPENHEIMER & CO., INC.
as Directed Trustee for the             By: Contrarian Capital Advisors,
IBM Retirement Plan Trust                   L.L.C., as Agent


By:___________________________          By:___________________________
Title:________________________          Title:________________________




CONTRARIAN CAPITAL FUND I, L.P.         MELLON BANK, N.A.
By: Contrarian Capital Management,      Solely in its capacity as
L.L.C., as General Partner              Trustee for First Plaza Group
                                        Trust (as directly by Contrarian
                                        Capital Advisors, L.L.C.) and
By:___________________________          not in its individual capacity
Title:________________________

                                        By:___________________________
                                        Title:________________________
                            EXHIBIT A


     I. Capitalized Terms. Capitalized terms used, but not otherwise defined, in this Exhibit A have the meanings provided in the letter agreement to which this Exhibit A is attached (the "Letter Agreement") unless the context clearly requires otherwise.

     II.  Registration.

          (a) As of the date of the Closing (but subject to the provisions of Section II(b), Chiquita will have prepared and filed with the Securities and Exchange Commission ("SEC") and have exercised all reasonable efforts to have caused to become effective a registration statement (the "Registration Statement") on Form S-3 under and complying with the Securities Act of 1933, as amended, and regulations and rules issued pursuant to that Act, as amended (the "Securities Act"), covering the resale by Allstate and/or the Noteholders of the Stock acquired by them under the Letter Agreement which such parties have elected by written notice to Chiquita to have covered by the Registration Statement (collectively, the "Registration Shares"). For the purposes of this Exhibit A, Allstate and the Noteholders shall be referred to as the "Selling Shareholders."

          (b) Chiquita shall be entitled to postpone the filing with the SEC of the Registration Statement, or any pre-effective amendment thereto, or a request for the acceleration of the effectiveness of the Registration Statement, or, if the Registration Statement has been declared effective, to suspend use thereof by the Selling Shareholders, for a period to be specified by Chiquita in a notice to the Selling Shareholders if (i) in the sole judgment of Chiquita, based on advice of counsel, it would be appropriate to disclose in the prospectus forming a part of the Registration Statement information not otherwise then required by law to be publicly disclosed, and (ii) in Chiquita's sole judgement, such disclosure or the filing of the Registration Statement, or any amendment thereto, is likely to interfere with any existing or prospective business situation, transaction or negotiation of Chiquita or any of its subsidiaries or affiliates; provided, that the duration of all such postponements shall not exceed, in the aggregate, ninety (90) days; and provided further, that Chiquita shall promptly make such filing or end such suspension as soon as the conditions which permit it to postpone such filing or impose such suspension no longer exist (or the 90-day aggregate postponement period shall have otherwise expired). During any such period, the Selling Shareholders shall make no sales of shares pursuant to the Registration Statement.

          (c) If the method of distribution of the Registration Shares proposed to be used is not reflected in the prospectus (including any supplements thereto) forming a part of the Registration Statement, the Selling Shareholders shall promptly provide Chiquita with a description of such method of distribution contemplated by the Selling Shareholders, and Chiquita shall file any and all amendments and supplements necessary to include such description in the Registration Statement.
     III. Covenants of the Selling Shareholders.

          (a) In connection with any registration of the Registration Shares, the Selling Shareholders covenant and agree to do all of the following and the Selling Shareholders shall have all of the following obligations:

               (i) It shall be a condition precedent to Chiquita's undertaking to effect the registration contemplated by Section II(a) that the Selling Shareholders shall have furnished to Chiquita such information regarding themselves, the Registration Shares to be held by them and the intended method of disposition of the Registration Shares held by them as shall be reasonably required to effect the registration of the Registration Shares and shall execute such documents in connection with any such registration as Chiquita may reasonably request. At least 10 days prior to the anticipated filing date of the Registration Statement, Chiquita shall notify each Selling Shareholder of the information Chiquita requires from such Selling Shareholders (the "Requested Information"). If within 5 business days prior to the filing date Chiquita has not received the Requested Information from a Selling Shareholder (a "Non-Responsive Selling Shareholder"), then Chiquita may file the Registration Statement without including Registration Shares of such Non-Responsive Selling Shareholders.

               (ii) Each Selling Shareholder agrees to cooperate with Chiquita as reasonably requested by Chiquita in connection with the preparation and filing of the Registration Statement, unless such Selling Shareholder has notified Chiquita in writing of such Selling Shareholders' election to exclude all of such Selling Shareholder's Registration Shares from the Registration Statement.

               (iii) In the event Selling Shareholders holding a majority in interest of the Registration Shares being registered determine to engage the services of an underwriter, each Selling Shareholder agrees to enter into and perform such Selling Shareholder's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and to take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registration Shares, unless such Selling Shareholder has notified Chiquita in writing of such Selling Shareholders' election to exclude all of such Selling Shareholder's Registration Shares from the Registration Statement.

               (iv) No Selling Shareholder may participate in any underwritten registration hereunder unless such Selling Shareholder
(1) agrees to sell such Selling Shareholder's Registration Shares on the basis provided in any underwriting arrangements, (2) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (3) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment banker and any manager or managers of such underwriting and legal expenses of the underwriter applicable with respect to its Registration Shares, in each case to the extent not payable by Chiquita pursuant to the terms of this Exhibit A.
          (b) If Chiquita gives a notice to a Selling Shareholder as provided for in Section IV(d), such Selling Shareholder will immediately cease any disposition of Registration Shares pursuant to the Registration Statement until Chiquita notifies such Selling Shareholder pursuant to Section IV(e) that a prospectus supplement has been filed or an amendment to the Registration Statement has been declared effective by the SEC or that any stop order or other suspension has been lifted, provided that, if such supplement or amendment relates to a misstatement or omission relating to any information included in the Registration Statement by or about Chiquita, then the effectiveness period required under Section IV(a) for the Registration Statement shall be deemed tolled from the date of Chiquita's notice pursuant to Section IV(d) through the date of Chiquita's notice pursuant to Section IV(e) that such supplement has been filed with, or such amendment has been declared effective, by the SEC.

          (c) If any Selling Shareholder believes, or receives information to the effect that, the prospectus (including any supplements thereto) forming part of the Registration Statement contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, to the extent such facts or statements relate to information provided to Chiquita by, or on behalf of, any of the Selling Shareholders for inclusion in the Registration Statement, then such Selling Shareholder will promptly notify Chiquita in writing.

     IV.  Undertakings by Chiquita.

          (a) With respect to the Registration Statement, Chiquita will prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus forming part of the Registration Statement as may be necessary to keep the Registration Statement effective for such period as shall be necessary to complete the distribution of the Registration Shares, but in no event for longer than 90 days after the Registration Statement has been declared effective by the SEC (subject to extensions as are contemplated by Section III(b).

          (b) Once the Registration Statement has been declared effective b the SEC, Chiquita will cause copies of the prospectus forming a part of the Registration Statement, and any supplement thereto, to be mailed or delivered to the New York Stock Exchange so that the Selling Shareholders participating in such registration may rely on Rule 153 under the Securities Act. Notwithstanding the immediately preceding sentence, Chiquita will furnish to the Selling Shareholders such number of copies of the prospectus forming part of the Registration Statement, including, without limitation, a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Selling Shareholders may reasonably request in order to facilitate the sale of the Registration Shares subject to the Registration Statement.

          (c) Chiquita will use reasonable efforts: (i) to register or qualify, not later than the effective date of the Registration Statement, the Registration Shares subject thereto under the securities or Blue Sky laws of such jurisdictions within the United States as the Selling Shareholders participating in such registration may reasonably request, and (ii) to do any and all other reasonable acts or things which may be necessary or advisable to enable the Selling Shareholders to consummate the public sale or other disposition in such jurisdictions of such Registration Shares; provided, however, that Chiquita will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any jurisdiction where it is not then so subject.

          (d) Chiquita will promptly notify the Selling Shareholders whose Registration Shares are included therein in writing if (i) a stop order has been issued by the SEC or any other suspension of effectiveness of the Registration Statement has occurred, (ii) a postponement as permitted under Section II(b) is put into effect, or (iii) Chiquita believes the prospectus (including any supplements thereto) forming part of the Registration Statement may contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (e) As soon after the occurrence of an event, specified in Section IV(d) or Section III(c) as may be practicable, but subject to Chiquita's rights under Section II(b), at the request of the Selling Shareholders, Chiquita will, in the case of any event specified in Section IV(d), use reasonable efforts to cause the withdrawal of any order suspending the effectiveness of the Registration Statement to be obtained and, in the case of an event specified in Section IV(d) or Section III(c), if applicable, prepare and file with the SEC and the New York Stock Exchange, and provide copies to the Selling Shareholders of, a supplement to the prospectus or an amendment to the Registration Statement as may be necessary to meet the requirements of the Securities Act. After any order suspending the effectiveness of the Registration Statement has been withdrawn or any supplement to the prospectus has been filed or any amendment to the Registration Statement has been declared effective, Chiquita will immediately notify the Selling Shareholders.

          (f) Chiquita will enter into an underwriting agreement with a managing underwriter reasonably acceptable to Chiquita retained by the Selling Shareholders in connection with an offering pursuant to the Registration Statement, which agreement will contain representations, warrants and agreements customarily included by an issuer in underwriting agreements with respect to a secondary distribution.



     V.   Costs and Expenses.

          (a) With respect to the registration under Section II, Chiquita shall bear all Preparation Costs and Registration Costs
(as defined below) and the Selling Shareholders shall bear all Selling Shareholder Costs (as defined below).

          (b) For purposes hereof, (i) "Preparation Costs" means the entire cost and expense of preparing the Registration Statement, including, without limitation, all printing expenses, the fees and expenses of Chiquita's counsel and its independent accountants, all other out-of-pocket expenses incident to the preparation and printing of the Registration Statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, brokers and dealers and other purchasers of the Registration Shares included in the Registration Statement, and the costs and expenses incurred in connection with the qualification of the Registration Shares included in the Registration Statement under Blue Sky or other state securities laws of such jurisdictions within the United States as the Selling Shareholders may reasonably request in accordance with the other terms of this Exhibit A, (ii) "Registration Costs" means all registration and filing fees payable to the SEC or any state securities law agency, and (iii) "Selling Shareholder Costs" means the fees and expenses of counsel and accountants of any or all of the Selling Shareholders and all transfer taxes, underwriting discounts and commission attributable to Registration Shares included in the Registration Statement.

     VI. Indemnification. In the event any Registration Shares are included in the Registration Statement:

          (a) To the extent permitted by law, Chiquita will indemnify and hold harmless each Selling Shareholder who holds such Registration Shares, the directors and officers, if any, of such Selling Shareholder, each person, if any, who controls any Selling Shareholder within the meaning of the Securities Act, any underwriter (as defined in the Securities Act) for the Selling Shareholders, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, and regulations and rules issued pursuant to that Act, as amended (the "Exchange Act") (each, an "Indemnified Registration-Related Person"), against any loses, claims, damage, expenses or liabilities (joint or several) (collectively "Claims") to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of the Registration Statement or contained in the final prospectus (as amended or supplemented, if Chiquita files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or
(iii) any violation or alleged violation by Chiquita of the Securities Act, the Exchange Act or any state securities law or any rule or regulation (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section VI(d) with respect to the number of legal counsel, Chiquita shall reimburse the Selling Shareholders and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section VI(a): (1) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to Chiquita by any Indemnified Registration-Related Person or underwriter for such Indemnified Registration-Related Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if the prospectus forming a part of such Registration Statement was timely made available by Chiquita pursuant to
Section IV(b); (2) with respect to any preliminary prospectus shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registration Shares that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by Chiquita pursuant to Section IV(b); and
(3) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Chiquita, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Registration-Related Persons.

          (b) In connection with the Registration Statement in which a Selling Shareholder is participating, each such Selling Shareholder agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section VI(a), Chiquita, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls Chiquita, within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Registration-Related Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to Chiquita by such Selling Shareholder expressly for use in connection with the Registration Statement; and such Selling Shareholder will promptly reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this
Section VI(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Selling Shareholder, which consent shall not be unreasonably withheld; provided, further, however, that a Selling Shareholder shall be liable under this Section VI(b) for only that amount of a Claim as does not exceed the net proceeds to such Selling Shareholder as a result of the sale of Registration Shares pursuant to the Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Registration-Related Party. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section VI(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Registration-Related Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

          (c) Chiquita shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information furnished in writing by such persons expressly for inclusion in the Registration Statement.

          (d) Promptly after receipt by an Indemnified Registration-Related Person or Indemnified Registration-Related Party under this Section VI of notice of the commencement of any action (including any governmental action), such Indemnified Registration-Related Person or Indemnified Registration-Related Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section VI, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided, however, that an Indemnified Registration-Related Person or Indemnified Registration-Related Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Registration-Related Person or Indemnified Registration-Related Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Registration-Related Person or Indemnified Registration-Related Party and other party represented by such counsel in such proceeding. Chiquita shall pay for only one separate legal counsel for all of the Selling Shareholders; such legal counsel shall be selected by the Selling Shareholders holding a majority in interest of the Registration Shares. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Registration-Related Party under this Section VI, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section VI shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

     VII. Contribution. To the extent any indemnification provided for herein is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section VI to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section VI, (b) no seller of Registration Shares guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registration Shares who was not guilty of such fraudulent misrepresentation, and (c) contribution by any seller of Registration Shares shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registration Shares.

     VIII. Investment Representations. Each Selling Shareholder represents that it is its present intention to acquire the Stock for investment for such Selling Shareholder's own account (and such Selling Shareholder will be the sole beneficial owner thereof) and that the Stock is being acquired for the purpose of investment and not with a view to distribution or resale thereof except pursuant to registration under the Securities Act or exemption therefrom. Each Selling Shareholder further represents that it understands and agrees that, until registered under the Securities Act, all certificates evidencing the Stock, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale. These securities may not be offered for sale, sold, delivered after sale, or transferred in the absence of an effective registration statement covering such shares under such Act and any applicable state securities laws, or the availability, in the opinion of counsel, of an exemption from registration thereunder."






                           EXHIBIT 99.1



              Joint Press Release of the Registrant
              and Chiquita issued September 17, 1997




For: Stokely USA, Inc.                  Contact:  Stephen W. Theobald
     1230 Corporate Center Drive                  (414) 569-1800
     Oconomowoc, WI  53066

     Chiquita Brands International, Inc.          Contact:  Joseph Hagin
     250 East Fifth Street                        (513)784-8866
     Cincinnati, Ohio  45202



     OCONOMOWOC, WI, and CINCINNATI, OH, September 18, 1997 . . .
Stokely USA, Inc. and Chiquita Brands International, Inc. announced today that they have signed a definitive agreement for the aquisition of Stokely by Chiquita. The transaction, which will take the form of a merger of Stokely into a Chiquita subsidiary, is valued at approximately $110 million (including assumption or aquisition of Stokely's outstanding debt).
     The proposed merger will result in Stokely shareholders receiving $1.00 per Stokely share in the form of Chiquita common stock. The
Chiquita stock issuable to Stokely shareholders will be valued at the average closing price per Chiquita share on the New York Stock Exchange for the 15 trading days prior to the closing date of the transaction.
In the proposed merger, a significant amount of Stokely's long-term debt will be exchanged for Chiquita common shares. Completion of the transaction is subject to obtaining necessary regulatory and Stokely shareholder approvals and various other closing conditions.
     "We plan to leverage Stokely's first-class processing facilities, experienced work force and excellent customer base with our Friday
Canning subsidiary's position as the premier domestic private label canned vegetable supplier," said Anthony D. Battaglia, President of the Diversified Foods Group of Chiquita. "This combination will enable us to better serve our customers with high-quality private label canned vegetables."
     Consistent with its previous statements about the need for consolidation and structural change in the vegetable processing industry, Stokely had retained Donaldson, Lufkin & Jenrette Securities Corporation to assist its Board of Directors in a review of all strategic alternatives, including a sale of the Company. Commenting on the proposed merger, Stokely's President and Chief Executive Officer Stephen W. Theobald stated, "Despite several attempts to restructure our operations, the combination of high leverage and the difficult market conditions we face has continued to erode the value of the Company and negatively impact our liquidity position. Our ability to compete effectively in the marketplace has been undermined as a result. After a thorough review, our Board of Directors concluded that this merger, which will give current Stokely shareholders a stake in a larger, more diversified food company, represents the most attractive strategic alternative available. Additionally, we believe Stokely's customers and other constituencies will benefit because Chiquita is a committed and growing player in the processed vegetable category and knows how to deliver value to customers in both private label and brand channels of distribution."
     The proposed merger, which has been unanimously approved by both Stokely's and Chiquita's Board of Directors, is subject to approval by Stokely's shareholders. Stokely's common stock is traded on the NASDAQ National Market System (STKY), where its last trade on September 17, 1997 was $1-9/16 per share. Approximately 11.4 million Stokely shares are outstanding. The transaction is expected to close in early January 1998. Donaldson, Lufkin & Jenrette has rendered its opinion to Stokely's Board of Directors that the consideration to be paid is fair to Stokely's shareholders from a financial point of view.
     Chiquita will file a registration statement (which will include Stokely's proxy statement for a shareholders meeting at which the proposed merger will be considered) with the Securities and Exchange Commission covering the shares of Chiquita common stock to be issued in connection with the proposed merger. Stokely anticipates that the shareholders meeting to vote on the proposed merger will be held in early January 1998.
     Stokely USA, Inc. is a major domestic producer of canned vegetables. The Company processes, markets and sells a broad range of vegetables under customer private labels and under the Stokely's Finest label and the Stokely's Gold label and other brand labels through the retail, food service and industrial channels of distribution. Headquartered in Oconomowoc, Wisconsin, Stokely operates seven processing facilities in the Midwest.
     Chiquita is a leading international marketer, producer and distributor of bananas and other quality fresh and processed food products. Its Friday Canning operation, headquartered in New Richmond, Wisconsin, operates eight production facilities in Wisconsin and a joint venture in China and exports its private label canned vegetables to more than 40 countries.
     This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the companies expect, believe or anticipate will or may occur in the future, are forward-looking statements. These statements are based on certain assumptions and analyses made by the companies in light of their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the companies. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from the projections in the forward-looking statements.